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                                  United States
                       Securities and Exchange Commission
                              Washington, DC 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [x]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                           POMEROY IT SOLUTIONS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)


      --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

      1)   Title of each class of securities to which transaction applies: N/A

      2)   Aggregate number of securities to which transaction applies: N/A

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

      4)   Proposed maximum aggregate value of transaction: N/A

      5)   Total fee paid: N/A

[ ]   Fee paid previously with preliminary materials. N/A

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:

      2)   Form, Schedule or Registration Statement No.:

      3)   Filing Party:

      4)   Date Filed:

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

                                 LOGO OF POMEROY

        Dear Stockholder,

        You are cordially invited to attend the Annual Meeting of Stockholders of Pomeroy IT Solutions, Inc. on Thursday, July 12, 2007 at 9:00 A.M., E.D.T., at the Cincinnati Airport Marriott, 2395 Progress Drive, Hebron, Kentucky.

        The Board of Directors recommends that you complete and return the accompanying WHITE Proxy Card in the enclosed postage-paid envelope to be sure that your shares will be represented and voted in accordance with the recommendations of your Board of Directors at the Annual Meeting.

        You should also be aware that Flagg Street Capital, LLC ("Flagg Street"), a hedge fund that has invested in the Company, has announced that it intends to nominate three directors to our Board of Directors to replace three of the Board's nominees. You may receive solicitation materials from Flagg Street or its affiliates. The Board of Directors recommends that you not sign or return any gold or other proxy card sent you by Flagg Street or any of its affiliates and dispose of any such card that you do receive. By returning the Company's enclosed WHITE Proxy Card, any proxy card previously returned to Flagg Street or its affiliates bearing an earlier date will be revoked.

        Your vote is important regardless of the number of shares you own. We urge you to sign, date and return the enclosed WHITE Proxy Card in the enclosed postage-paid envelope and not to return any card furnished by Flagg Street.

        We hope that you will be able to attend the Meeting. If you plan to attend the Meeting and will need special assistance because of a disability, please contact Samantha Shirley, 1020 Petersburg Road, Hebron, KY 41048, (859) 586-0600, Ext. 1402.

        Very truly yours,


        /s/ David B. Pomeroy
        ---------------------
        David B. Pomeroy, II
        Chairman of the Board


                             YOUR VOTE IS IMPORTANT
               PLEASE SIGN, DATE AND RETURN YOUR WHITE PROXY CARD


Pomeroy IT Solutions, Inc.
1020 Petersburg Road
Hebron, Kentucky 41048

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2007 annual meeting of shareholders of Pomeroy IT Solutions, Inc. will be held at the Cincinnati Airport Marriot, 2395 Progress Drive, Hebron, Kentucky on Thursday, July 12, 2007, at 9:00 A.M., E.D.T., for the following purposes:

        1.      To elect nine directors; and

        2. To ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for fiscal year 2007.

Stockholders of record at the close of business on June 6, 2007 will be entitled to notice of and to vote at the meeting.

Please note that Flagg Street has indicated its intention to solicit proxies for use at the Annual Meeting to vote for its three hand-picked nominees for directors to replace three current directors nominated by your Board. You may receive proxy solicitation materials from Flagg Street. THE BOARD OF DIRECTORS STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY FLAGG STREET. Even if you have previously signed a proxy card sent to you by Flagg Street, you have every legal right to change your vote by signing, dating and mailing the enclosed WHITE Proxy Card in the enclosed postage-paid envelope.

Stockholders are cordially invited to attend the meeting. Please complete, execute and return the enclosed WHITE proxy card in the enclosed envelope whether or not you plan to attend so that your shares may be represented at the meeting. If you attend the meeting, you may revoke your proxy and vote in person if you choose.

By Order of The Board of Directors


/s/ Kevin G. Gregory
---------------------------
Kevin G. Gregory, Secretary

June 8, 2007

                                    IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE THE ENCLOSED WHITE PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

If you have any questions, or need assistance voting, please contact D.F. King & Co., Inc., the proxy solicitation firm assisting the Company:

                              D.F. KING & CO., INC.
                            TOLL FREE AT 800-735-3591
               BANKS AND BROKERS MAY CALL COLLECT AT 212-269-5550

                                 PROXY STATEMENT

PROXY SOLICITATION AND EXPENSES

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Pomeroy IT Solutions, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders, which will be held on July 12, 2007 at 9:00 A.M., E.D.T., at the Cincinnati Airport Marriot, 2395 Progress Drive, Hebron, Kentucky and at any and all adjournments of that meeting for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed WHITE proxy card are first being sent to stockholders on or about June 8, 2007. The Company's principal executive offices are located at 1020 Petersburg Road, Hebron, KY 41048.

         Shares represented by proxies received by the Company at or prior to the meeting will be voted according to the instructions indicated on the proxy. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specifying a vote or abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. The Board of Directors knows of no other matters that may be brought before the meeting. However, if any other business is properly presented for action at the meeting, the persons named on the proxy card will vote according to their best judgment.

         A proxy card may be revoked at any time before it is voted at the meeting by filing with the corporate secretary an instrument revoking it, by a duly executed proxy bearing a later date, or by voting in person by ballot at the meeting.

         Only stockholders of record at the close of business on June 6, 2007, will be entitled to the notice of and to vote at the meeting. On that date, there were 12,701,863 shares of Common Stock outstanding and entitled to vote, including shares outstanding and entitled to vote under our restricted stock plan for employees. Each such share is entitled to one (1) vote on each matter to be considered. Stockholders do not have cumulative voting rights in the election of directors. Tabulation of proxies and votes cast at the meeting will be counted and certified to by an independent agent.

         The Company will bear the costs of the solicitation of proxies on behalf of the Board of Directors, which may include the cost of preparing, printing and mailing the proxy materials. In addition, the Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of common stock and obtain their voting instructions relating thereto from beneficial owners of Common Stock. Proxies may be solicited, without additional compensation, by directors, officers and employees of the Company by mail, telephone, telegram, facsimile, electronic mail, and in person. In addition, the Company has retained D.F. King & Co., Inc. to assist in soliciting proxies, for which services the Company will pay a fee not to exceed $85,000 in the aggregate plus out-of- pocket expenses. D.F. King & Co., Inc., will employ approximately 50 persons in connection with its solicitation of proxies.

         Expenses related to the solicitation of stockholders in excess of those normally incurred for an Annual Meeting are expected to aggregate approximately $300,000, of which approximately $50,000 has been paid to date.

         Appendix A sets forth  certain  information  relating to the  Company's
directors  and  other  persons  who  are  deemed  to  be   participants  in  the
solicitation of proxies on the Company's behalf.

         If you have any questions, or need assistance voting, please contact D.F. King & Co., Inc., who is assisting us.

                              D.F. KING & CO., INC.
                            TOLL FREE AT 800-735-3591
                      BANKS AND BROKERS MAY CALL COLLECT AT
                                  212-269-5550

         A majority of the votes entitled to be cast on matters to be considered at the meeting will constitute a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes and for all other matters. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present or represented at the meeting. In the event of a contested election, as announced by Flagg Street, the Company does not expect any broker non-votes. However, if the election is not contested with respect to some or all stockholders, any broker non-votes validly submitted would not be deemed to have been cast on any matter, although they would be counted in determining if a quorum is present. Proxies marked "abstain" or a vote to abstain by a stockholder present in person at the Annual Meeting will have the same legal effect as a vote "against" a matter because it represents a share present or represented at the meeting and entitled to vote. The specific vote requirements for the proposals being submitted to stockholder vote at the Annual Meeting are set forth under the description of each proposal in this Proxy Statement.

                                TABLE OF CONTENTS

                                                                                    PAGE
                                                                                    ----
PROPOSED PROXY CONTEST................................................................1

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

   Directors Standing for Election....................................................3
   Stock Ownership....................................................................6
   Corporate Governance...............................................................8
      Meetings of the Board of Directors..............................................8
      Directors Commitment and Attendance.............................................8
      Director Independence...........................................................8
      Communications from Stockholders................................................8
      Code of Ethics..................................................................8
      Committees of the Board.........................................................8
         Audit Committee..............................................................8
         Nominating and Corporate Governance Committee................................9
         Compensation Committee......................................................10
         Stock Option Committee......................................................10
         Lead Independent Director...................................................10
      Certain Relationships and Related Transactions.................................10
   Report of the Audit Committee.....................................................11
   Fees Paid to Independent Accountants..............................................12
   Executive Compensation............................................................13
      Compensation Discussion & Analysis.............................................13
      Compensation Committee Report..................................................21
      Executive Compensation Tables..................................................21
   Director Compensation.............................................................26
   Securities Authorized for Issuance Under Equity Compensation Plans................28
   Compensation Committee Interlocks and Insider Participation.......................28
   Section 16(a) Beneficial Ownership Reporting Compliance...........................28

PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
                    PUBLIC ACCOUNTING FIRM

   Ratification of Appointment of BDO Seidman, LLP...................................29
   Former Independent Registered Public Accounting Firm..............................29

PROPOSALS FOR 2008 ANNUAL MEETING....................................................30

INFORMATION CONCERNING PARTICIPANTS..........................................Appendix A

CHARTER OF THE COMPENSATION COMMITTEE........................................Appendix B

                             PROPOSED PROXY CONTEST

         Flagg Street Partners Qualified LP and certain of its affiliates, which we collectively refer to in this proxy statement as "Flagg Street," has notified the Company of its intention to nominate for election three individuals to the Board to replace three of our nominees. Flagg Street is a hedge fund that first invested in our stock in March 2006, according to public filings.

         Your Board urges you NOT to return Flagg Street's gold proxy card or otherwise vote for Flagg Street's nominees.

         Your Board of Directors recommends a vote FOR the election of its nominees described in this proxy statement by executing and returning the WHITE proxy card or voting by one of the other ways indicated thereon.

REASONS FOR THE BOARD'S OPPOSITION TO THE FLAGG STREET NOMINEES

         The Board has determined that the election of Flagg Street's three nominees would not be in the best interests of the Company and all of its stockholders. In making this determination, your Board of Directors considered, among other factors, the following:

    o The Board believes that our recent results of operations and prospects demonstrate that current management is successfully implementing our strategy. For example, the Company has shown improved quarterly earnings, remedied four material weaknesses disclosed in connection with its 2005 audit and had none in its 2006 audit. In addition, management has previously disclosed earnings per share guidance for fiscal 2007 that is significantly higher than our 2006 earnings per share of $0.09 ($0.26 excluding one time charges). Flagg Street has indicated that one of its primary objectives is to replace our chief executive officer, Stephen Pomeroy, who we believe has been instrumental in the Company's improving operational and financial performance, and our non-executive chairman, David Pomeroy, who is our founder and largest stockholder, holding over 17% of the Company's stock. The Company has a number of employees, customers and vendors who have been employed by or done business with one or both of these gentlemen for as long as 25 years. Accordingly, the Board believes that a change in the composition of the Board or management at this time would be disruptive of the Company's efforts to maximize stockholder value and would create uncertainty and distractions with key stakeholders that could adversely affect the Company's business and operations.

    o Your current directors understand the Company's business and have worked to develop the Company's strategic direction, and the Board does not believe it would be in the best interests of the stockholders to replace three knowledgeable, experienced members of the Board of Directors (representing one-third of the total number of directors) with Flagg Street's three nominees. The Board has concerns about the Flagg Street nominees' relative lack of experience in, and knowledge of, the Company's business and their suitability to serve on the Company's Board. All of the Company's independent directors have served for at least two years and understand the Company's business and strategy. The three most recent additions, Messrs. Waters, Boucher and Krieg, were nominated, after a thorough interview process, based largely on their experience with and knowledge of the lines of business in which the Company is engaged, or, in Mr. Krieg's case, because of his financial and accounting background. According to information provided by Flagg Street and other publicly available information about its nominees, for which the Company disclaims responsibility for its accurateness, one of Flagg Street's nominees, Jonathan Starr, age 30, has no experience sitting on the Board of a public company, no operational experience and has no experience in the information technology sector. Another nominee, Richard Press, age 68, is a retired insurance executive with no operational experience, no experience in the information technology sector, and limited experience serving as a director of a public company, and none outside of the insurance and investment industries. The third Flagg Street nominee, Michael Ruffolo, age 45, has limited experience sitting on the Board of a public company and the Company has not received sufficient information to evaluate whether his experience and background would qualify him to serve on our Board, though the Board has questions about whether he would be a suitable Board member based on publicly available information. These are all factors, among others, that the Company's Nominating and Corporate Governance Committee deems important in evaluating potential director nominees.

    o Flagg Street has been invested in the Company for only a short period of time. Flagg Street's criticisms of the Company and management relate primarily to matters that occurred before it first became a stockholder in March 2006. These matters have been previously disclosed on numerous occasions and have been remedied. For example, the Company has returned to profitability, strengthened its management team through the addition of new executive officers with significant industry experience, remediated its 2005 material weaknesses and reported no material weaknesses in 2006, appointed a lead independent director and is undertaking a full corporate governance review.

    o Flagg Street has not provided any specific alternative strategy that it plans to pursue.

    o The Company, through senior management and independent members of the Board, engaged in numerous telephone discussions with Flagg Street regarding its expressed concerns and demands. Originally, these discussions were with the Company's senior management, then with two independent members of the Board, and then with members of the Nominating and Corporate Governance Committee. To the extent possible, these persons responded to questions from Flagg Street regarding our senior management, executive compensation, corporate aircraft use, related party transactions, Company performance, and employees, among other things. We requested that Flagg Street sign a standard confidentiality agreement to comply with Rule 100 under Regulation FD of the SEC's rules and regulations, so that we could engage in a meaningful, productive dialogue that would involve material, confidential information. We believe that this information could have provided Flagg Street with a better understanding of the facts and circumstances behind some of the Company's past issues and Flagg Street's other expressed concerns. Flagg Street refused to sign a confidentiality agreement, despite a number of requests made by members of the Board.

    o Members of the Nominating and Corporate Governance Committee discussed with Flagg Street its demands for Board representation and changes to Board composition and senior management. These persons did not agree to any particular settlement with Flagg Street. Careful consideration was given as to whether it would be in the best interests of all stockholders to concede to any of Flagg Street's demands, particularly to appoint any new director without that person going through the normal interviewing and review process by the Nominating and Corporate Governance Committee. This process is in place to assure that independent directors of our Board determine whether a candidate is qualified to serve on the Board.

    o Members of the Nominating and Corporate Governance Committee discussed a settlement proposal with Flagg Street that would have allowed Flagg Street to submit Jonathan Starr as a candidate for consideration by this Committee, who, if deemed qualified, would have been nominated as a director under this proposal. Also as part of this settlement proposal, that Company would have added a new independent director mutually acceptable to the Board and Flagg Street to replace Mr. James Smith, who is retiring as a director in connection with the 2007 annual stockholders meeting. The Nominating and Corporate Governance Committee would not agree to Flagg Street's demand to have its expenses paid. Based on its discussions with Flagg Street, the Nominating and Corporate Governance Committee believed that Flagg Street was agreeable to these terms. During these discussions, Mr. Ken Waters, our Lead Independent Director, stated to Flagg Street that the Company would not take action to accelerate the timing of our annual stockholders meeting.

    o The Company did not reach agreement with Flagg Street on its demand that David Pomeroy step down as Chairman of the Board. The Company requested further discussions with Flagg Street in an attempt to resolve the parties' differences. Flagg Street refused to have further discussions unless those discussions were on terms Flagg Street dictated, rather than the compromise discussions in which we had been most recently engaged. The Company had previously deemed the terms demanded by Flagg Street unacceptable and not in the best interests of all the Company's stockholders. While the Company was still of the belief that a settlement might be reached, on April 4, 2007, Flagg Street publicly announced that it was going to nominate three persons to serve on the Company's Board to replace three of the Board's nominees. Members of the Nominating and Corporate Governance Committee ceased attempts to contact Flagg Street at that time, and Flagg Street has not attempted to contact the Company other than related to its announced proxy solicitation.

    o Flagg Street's launch of a proxy contest in light of the Company's improving performance could, in our opinion, be disruptive to the Company, its employees and customers, and cause a temporary diversion of management's attention from the Company's operations. Also, it could cause the Company to make unplanned cash expenditures that could have been available for investment in the Company or for other more productive uses. The Board believes that it would be in the best interests of all stockholders for Flagg Street to withdraw its proposed director nominees and its proxy solicitation.

    o In concluding that the election of any of Flagg Street's nominees would not be in stockholders' best interests, the Board also considered (a) the substantial costs that may be involved, (b) that election contests typically consume a substantial amount of management time, (c) the potential adverse publicity Flagg Street could try to generate about the Company, our Board and management, based on Flagg Street's actions to date in publicizing prior Company issues that have been resolved, and (d) the impact on our customers, employees and other stakeholders. The Board determined that, on balance, these factors were substantially outweighed by our commitment to pursue what we believe is the best strategy for all of our stockholders.

    o As fellow stockholders, our directors' interests are aligned with maximizing value for all stockholders, and they understand our business and strategy. The Board is optimistic about the Company's future prospects with its current senior management team, no long-term debt, and return to profitability. The Board understands and appreciates that a large number of our stockholders have been investors for many years, and is committed to maximizing value for all stockholders.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU SIGN, DATE AND RETURN THE WHITE PROXY CARD ONLY AND NOT RETURN ANY PROXY CARD PROVIDED TO YOU BY FLAGG STREET.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

DIRECTORS STANDING FOR ELECTION

         The Company's Bylaws allow for the Board of Directors to fix the number of directors, and the Company's Board of Directors currently consists of ten members. However, because one of our current directors, Mr. James H. Smith, III, is retiring from the Board effective as of the Annual Meeting, the Board of directors has resolved to decrease the number of directors constituting the board from ten to nine effective as of the Annual Meeting. Accordingly, nine directors are to be elected at the Annual Meeting, each to serve until the next annual meeting and until his or her successor shall have been elected and qualified. All nominees are presently members of the Board of Directors. The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. The proxy solicited hereunder will be voted, unless otherwise instructed, for the election of the nine nominees named below. If, for any unforeseen reason, any nominee should become unavailable, the proxies will exercise their discretion in voting for a substitute. It is not anticipated that any of the nominees will be unable or unwilling to serve. The Board of Directors recommends that the stockholders vote for the nine nominees for director named below. The following contains information relating to each nominee for election to the Board of Directors:

The Board of Directors recommends that stockholders vote "FOR" the election of the nine persons nominated to serve as director.

                    Name, Age, Principal Occupation for Last Five                        Year First Elected
                   Years; and Directorships in Public Corporations                         As A Director
-------------------------------------------------------------------------------------    ------------------
David B.  Pomeroy,  II, 57, has served as Chairman  of the Board since 1992,  and was            1992
Chief  Executive  Officer of the Company from 1992  through  June 2004.  Mr. David B.
Pomeroy, II, was a founder of the first of the Company's predecessor  businesses (the
"Pomeroy  Companies")  in 1981.  Mr. David B.  Pomeroy,  II,  controlled  the Pomeroy
Companies  until their  reorganization  into Pomeroy  Computer  Resources in 1992. He served as President of the Company from 1992 through January 2001.

Stephen E.  Pomeroy,  38, has been a director of the Company  since  February,  1998.            1998
Mr.  Stephen  Pomeroy has been President and Chief  Executive  Officer of the Company since June 2004.  From May 1997 to January 2001,  Mr.  Stephen  Pomeroy was the Chief
Financial  Officer of the Company.  In December 1998,  Mr. Stephen  Pomeroy was named
President and Chief Executive Officer of Pomeroy Select Integration  Solutions,  Inc.
(a  wholly  owned  subsidiary  of the  Company).  Mr.  Stephen  Pomeroy  was the Vice
President of Marketing and Corporate Development from September 1996 to May 1997.

Kevin G. Gregory,  44, has been a director of the Company since  January,  2006.  Mr.            2006
Gregory was named Senior Vice President and Chief  Financial  Officer,  Secretary and
Treasurer  in January  2006.  Prior to joining the  Company,  Mr.  Gregory was Senior
Vice President and Chief Financial Officer for ProQuest  Company.  He joined ProQuest in 1996. Prior to that time, he spent eight years in public  accounting.  Mr. Gregory holds a bachelor's  degree in Accounting  from the  University of Notre Dame and is a
CPA.  He holds  both a law  degree  and a master of law in  taxation  from the DePaul
University College of Law.

William H. Lomicka,  70, has been a director of the Company  since January 1999.  Mr.            1999
Lomicka is Chairman of Coulter Ridge Capital,  a private  investment firm, a position he has held since 1999. Mr.  Lomicka is currently a director of Counsel  Corporation, a publicly  traded  investment  company.  Between 1989 and 1999,  he was President of
Mayfair  Capital,  Inc., a private  investment firm. Mr. Lomicka is a graduate of the
College of Wooster in Wooster,  Ohio and has a Master's  of  Business  Administration
degree from the Wharton School of the University of Pennsylvania.

Vincent D.  Rinaldi,  58, has been a director  of the  Company  since June 1999.  Mr.            1999
Rinaldi is President and Chief Executive Officer of National City Commercial  Capital
Corporation  (formerly,  Information  Leasing  Corporation  ("ILC")) and  Procurement
Alternatives  Corporation  ("PAC"),  both wholly-owned  subsidiaries of National City
Corporation.  The combined  companies  finance and manage  equipment for a wide range of  companies.  Mr.  Rinaldi was the founder of ILC in 1984 prior to its  acquisition by Provident (now National City) in 1996.

Debra E. Tibey,  48, has been a director of the Company  since June 2002.  Ms.  Tibey            2002
is  currently  a  consultant  in the IT  industry  and a  principal  of Zoey  LP,  an educational  publishing  company that markets to the healthcare  industry.  Ms. Tibey has been in the IT Industry for over 24 years and has held various senior  management positions  in sales and  marketing.  From 1988  through  2000,  she worked for Ingram
Micro, the world's largest  distributor of technology  products and services.  During her 12 year  tenure  with  Ingram  Micro  she  served  in  various  leadership  roles ultimately  serving as Senior Vice President of Sales.  She also sits on the advisory board for Soft Search, a private company.

Kenneth R. Waters,  56, has been a director  since June 2004. He currently  serves as            2004
our Lead  Independent  Director.  Mr.  Waters is  currently  President  of KRW LLC, a private consulting company,  and Chief Executive Officer of E-Seek Inc., a private ID hardware  company.  Mr.  Waters was  previously  a director of the Company from April
1997 until  January  1999,  and from June 2001  until  January  2003.  He served as a director of Pomeroy Select Integration Solutions,  Inc., a wholly owned subsidiary of the Company,  from  December  1998 through  March 2001.  Mr. Waters has worked in the computer  industry  since 1978. Mr. Waters was an executive  with  ComputerLand  from
1978 to 1988,  Chief  Executive  Officer of Power Up  Software  from 1992 to 1993 and
President  of  MicroAge  from 1993 to 1995.  Most  recently,  he has been an industry consultant, serving as such for the Company from January 1997 through March 2001.

David G.  Boucher,  63,  has been a director  of the  Company  since  June 2005.  Mr.            2005
Boucher  is  currently   Chairman  and  Chief  Executive   Officer  of  Dave  Boucher
Enterprises,  a consultant in distribution  channels  marketing.  Mr. Boucher is also the Non-Executive  Chairman of Verity Professionals Inc. In addition,  he sits on the
boards  of  directors  of  Market   Velocity   Inc.,   Advisors  for  Knowlagent  and
Telephonetics  Inc. He also serves on the Advisory  Board of Clearpath  Networks Inc.
In May 2000, Mr. Boucher,  retired after thirty years with IBM  Corporation  where he held numerous executive positions in the IBM Personal Systems Group.

Ronald E. Krieg,  64, has been a director of the Company  since  December  2005.  Mr.            2005
Krieg is a  Certified  Public  Accountant  and has been an audit  partner of Jackson,
Rolfes,  Spurgeon & Co. since August 1, 2004.  Prior to August 1, 2004, Mr. Krieg was
with Grant  Thornton  LLP since 1965,  other than for two years when he served in the
United States Marine Corps.  He became a partner in Grant  Thornton LLP in 1978.  Mr.
Krieg has 40 years in the practice of public  accounting  with a national  firm,  and has considerable  experience in the areas of  Sarbanes-Oxley  and internal  auditing.
He is a past  president  of the  Cincinnati  Chapter  of the  Institute  of  Internal
Auditors and has served on its Board of Governors  for over 30 years.  Mr. Krieg also serves as a member of the Board of Directors of CECO Environmental  Corp., a publicly traded company, and serves on its Audit Committee.

STOCK OWNERSHIP

         The following table sets forth, as of April 5, 2007, the beneficial ownership of shares of the Company's Common stock, $.01 par value ("Common
Stock"), by each director and nominee for director of the Company, each executive officer named in the Summary Compensation Table (below), each person known to the Company to be the beneficial owner of more than five percent (5%) of its outstanding shares of Common Stock, and by the directors and executive officers of the Company as a group.

                                           Amount & Nature of
Name and Address (1)                    Beneficial  Ownership (2)   % of Class
-------------------------------------   -------------------------  ------------
David B. Pomeroy, II (3)                                2,208,315         17.24%
Stephen E. Pomeroy (4)                                    677,315          5.04%
Kevin G. Gregory (5)                                       72,500             *
Keith Blachowiak (6)                                       64,688             *
P. Hope Griffith (7)                                       40,938             *
John E. McKenzie (8)                                       91,820             *
James H. Smith, III (9)                                    21,911             *
William H. Lomicka (10)                                    26,667             *
Vincent D. Rinaldi (11)                                    18,300             *
Debra E. Tibey (12)                                        25,800             *
Kenneth R. Waters (13)                                     17,050             *
David G. Boucher (14)                                      13,300             *
Ronald E. Krieg (15)                                       13,300             *
Directors and all Executive                             3,291,904         23.38%
Officers as a Group (16)

FMR Corp. (17)                                          1,290,645         10.45%
82 Devonshire Street
Boston, MA 02109

Wells Fargo and Company (18)                            1,674,673         13.55%
420 Montgomery Street
San Francisco, CA 94104

Wells Capital Management Inc. (19)                      1,603,673         12.98%
525 Market Street, 10th Floor
San Francisco, CA 94104

Dimensional Fund Advisors, Inc. (20)                    1,069,440          8.66%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Byram Capital Management LLC (21)                         888,865          7.19%
41 West Putnam Avenue
Greenwich, CT 06830

Certain funds and individuals related                   1,249,325         10.11%
to Flagg Street Capital LLC (22)
44 Brattle Street
Cambridge, MA 02138

*  Less than one percent (1%)

(1) The address for all directors and executive officers is the Company's executive office at 1020 Petersburg Road, Hebron, KY.

(2) The "Beneficial Owner" of a security includes any person who shares voting power or investment power with respect to such security or has the right to acquire beneficial ownership of such security within 60 days, based solely on information provided to the Company.

(3) Includes 22,636 shares owned by his spouse as to which Mr. David B. Pomeroy disclaims beneficial ownership. Also includes 452,000 shares of common stock issuable upon exercise of stock options.

(4) Includes 545,750 shares of Common Stock issuable upon exercise of stock options. Also includes 99,000 restricted shares.

(5) Includes 50,000 shares of Common Stock issuable upon exercise of stock options. Also includes 22,500 restricted shares.

(6) Includes 50,000 shares of Common Stock issuable upon exercise of stock options. Also includes 14,688 shares of restricted stock.

(7) Includes 20,000 shares of Common Stock issuable upon exercise of stock options. Also includes 17,438 restricted shares

(8) Includes 69,833 shares of Common Stock issuable upon exercise of stock options. Also includes 20,875 restricted shares

(9) Includes 15,000 shares of Common Stock issuable upon exercise of stock options. Also includes 3,300 restricted shares.

(10) Includes 26,667 shares of Common Stock issuable upon exercise of stock options.

(11) Includes 15,000 shares of Common Stock issuable upon exercise of stock options. Also includes 3,300 restricted shares.

(12) Includes 22,500 shares of Common Stock issuable upon exercise of stock options. Also includes 3,300 restricted shares.

(13) Includes 10,000 shares of Common Stock issuable upon exercise of stock options. Also includes 3,300 restricted shares.

(14) Includes 10,000 shares of Common Stock issuable upon exercise of stock options. Also includes 3,300 restricted shares.

(15) Includes 10,000 shares of Common Stock issuable upon exercise of stock options. Also includes 3,300 restricted shares.

(16) Includes 1,352,584 shares of Common Stock issuable upon exercise of stock options. Includes 194,301 restricted shares. Includes 22,636 shares of Common Stock owned by the spouse of Mr. David B. Pomeroy as to which he disclaims beneficial ownership.

(17) Beneficial ownership information is taken from latest Schedule 13G filed February 14, 2007, for the reporting period ending December 31, 2006.

(18) Beneficial ownership information is taken from latest Schedule 13G filed February 7, 2007, for the reporting period ending December 31, 2006.

(19) Beneficial ownership information is taken from latest Schedule 13G filed February 7, 2007, for the reporting period ending December 31, 2006.

(20) Beneficial ownership information is taken from latest Schedule 13G filed February 2, 2007, for the reporting period ending December 31, 2006.

(21) Beneficial ownership information is taken from latest Schedule 13G filed February 12, 2007, for the reporting period ending December 31, 2006.

(22) Beneficial ownership information is taken from latest Schedule 13D filed January 3, 2007, as amended February 9, 2007 and April 3, 2007, filed by Jonathan Starr, Flagg Street Capital, LLC, Flagg Street Partners LP, Flagg Street Partners Qualified LP, Flagg Street Offshore, LP, Michael Ruffolo and Richard Press. Certain of such persons disclaim beneficial ownership of all shares reported as beneficially owned in such Schedule 13D as so amended.

CORPORATE GOVERNANCE

MEETINGS OF THE BOARD OF DIRECTORS

         There were six (6) formal meetings of the Board of Directors in 2006. Each member of the Board of Directors attended at least seventy-five percent (75%) of (1) the aggregate of the total number of meetings of the Board, and (2) the total number of meetings held by committees on which he or she served.

DIRECTOR COMMITMENT AND ATTENDANCE

         It is the policy of the Company that all directors should make every effort to attend in person the four regularly scheduled quarterly meetings of the Board, the organizational meeting held in conjunction with the Company's Annual Stockholders' Meeting, and the associated meetings of committees of which they are members; provided, however, that members may attend such meetings by telephone or video conference if necessary to mitigate conflicts. The 2006 Annual Meeting of stockholders was attended by four directors.

DIRECTOR INDEPENDENCE

         The Board of Directors has determined that the following seven current directors are "independent" as defined by applicable law and NASDAQ listing standards: James H. Smith, III, William H. Lomicka, Vincent D. Rinaldi, Debra E. Tibey, Kenneth R. Waters, David G. Boucher and Ronald E. Krieg. All of the foregoing directors, except Mr. James H. Smith, III, who is not standing for re-election, are independent as "independence" is defined for audit committee members in NASDAQ Rule 4350(d).

COMMUNICATIONS FROM STOCKHOLDERS

         The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Secretary will review each stockholder communication. The Secretary will forward to the entire Board (or to members of the Board committee, if the communication relates to a subject matter clearly within that committee's area of responsibility) each communication that (a) relates to the Company's business or governance, (b) is not offensive and is legible in form and reasonably understandable in content, and (c) does not merely relate to a personal grievance against the Company or a team member or further personal interest not shared by the other stockholders generally.

         Stockholders of the Company may communicate with the Board in writing addressed to:

                             Board of Directors
                             c/o Corporate Secretary
                             Pomeroy IT Solutions, Inc.
                             1020 Petersburg Road
                             Hebron, KY 41048

CODE OF ETHICS

         The Company has adopted a written Code of Ethics ("Code") that applies to our directors, officers, and employees of the Company and its subsidiaries including the Company's Chief Executive Officer and Chief Financial Officer. The Code is available under the corporate governance section of the Company's website at www.pomeroy.com. The Company will post amendments to or waivers from its Code at the same location on its website. Additionally, the Company has incorporated ethical and conduct standards into its policies and agreements with employees.

COMMITTEES OF THE BOARD OF DIRECTORS

                                 Audit Committee

         The Company has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act which oversees the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is included as Exhibit B to the Company's Proxy Statement in connection with the Company's 2006 annual meeting of stockholders. The Company's Audit Committee is currently composed of three independent directors (as defined by NASDAQ Rule 4350(d)), Mr. William H. Lomicka, Mr. Ronald E. Krieg and Ms. Debra E. Tibey. The Board of Directors has determined that Mr. Ronald E. Krieg is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K. The Audit
Committee held eleven (11) meetings during fiscal 2006. The Audit Committee consults with the independent auditors regarding their assessment of internal controls. It reports to the Board of Directors on these matters and recommends the independent auditors to be designated for the ensuing year. See Report of the Audit Committee beginning on page 10.

                  Nominating and Corporate Governance Committee

         The Company has a standing Nominating and Corporate Governance Committee which operates under a written charter adopted by the Board of
Directors, a copy of which is included as Exhibit A to the Company's Proxy Statement in connection with the Company's 2006 annual meeting of stockholders. The Nominating and Corporate Governance Committee held six (6) meetings during fiscal 2006. The Company's Nominating and Corporate Governance Committee is currently composed of three independent directors, Kenneth R. Waters, David G. Boucher and Debra E. Tibey. The principal functions of the Nominating and Corporate Governance Committee are to assist the Board in identifying individuals for service as directors of the Company and as Board committee members, to develop and monitor a process for evaluating Board effectiveness, and to develop, oversee and administer the establishment of the Company's corporate governance guidelines. This committee is comprised of independent directors as defined by applicable NASDAQ listing requirements and has adopted a formal written charter.

         Candidates for Board Membership. The Board as a whole is responsible for selecting nominees for the Board. The Nominating and Corporate Governance Committee is responsible for screening and recommending candidates. In fulfilling this role, the committee may, without obligation, receive recommendations from the Chief Executive Officer or shareholders of the Company. The Nominating and Corporate Governance Committee will consider shareholder recommendations for candidates for the Board. The name of any recommended candidate for director, together with a brief biological sketch, a document indicating the candidate's willingness to serve, if elected, and evidence of the nominating shareholder's ownership of the Company stock should be sent to the attention of the Corporate Secretary of the Company. Factors to be considered by the Nominating and Corporate Governance Committee in recommending candidates for Board membership include, but are not limited to:

         o  Personal   qualities  and   characteristics,   accomplishments   and
            reputation in the business community;

         o Current knowledge and contacts in the communities in which the Company does business and in the Company's industry or other industries relevant to the Company's business;

         o Ability and willingness to commit adequate time to Board and committee matters;

         o The fit of the individual's skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; and

         o  Diversity of viewpoints, backgrounds and experience.

         In recommending directors for re-election to the Board at the expiration of their terms, the Nominating and Corporate Governance Committee shall consider a director's overall effectiveness, including whether changes in employment status, health, community activity or other factors may impair a director's continuing contributions to the Board. The Board does not believe that adopting a set term limit for directors serves the interests of the Company.

                             Compensation Committee

         The Company has a standing Compensation Committee which held two (2) meetings and numerous conference calls and discussions during fiscal 2006. The committee is currently composed of two independent directors, Mr. Vincent D. Rinaldi and Mr. William H. Lomicka. This committee reviews the compensation paid by the Company and makes recommendations on these matters to the Board of Directors. The Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which is included as Appendix B to this proxy statement.

                             Stock Option Committee

         The Company has a standing Stock Option Committee, currently consisting of Mr. James H. Smith III., This committee administers the 2002 Non-Qualified and Incentive Stock Option Plan. During fiscal 2006, this committee held no formal meeting.

                            Lead Independent Director

         In March 2007, the Board of Directors elected Mr. Kenneth Waters to serve as Lead Independent Director. The Lead Independent Director's duties and responsibilities are set forth in a written charter adopted by the Board of Directors. The primary responsibilities of the Lead Independent Director are to coordinate the activities of the independent directors and to serve as a liaison between Chairman of the Board, senior management, when appropriate, and the independent directors. Specific duties and responsibilities include, among other things: (a) consulting with the Chairman of the Board as to an appropriate schedule of Board meetings; (b) providing the Chairman of the Board with input as to the preparation of the agendas for Board and Committee meetings; (c) advising the Chairman of the Board and the Chief Executive Officer as to the quality, quantity and timeliness of the information submitted by the Company's management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties; (d) calling meetings of, develop the agendas for, and serving as chairman of the executive sessions of the independent directors; (e) consulting with the Chairman of the Board and Chief Executive Officer as to the membership of the various Board Committees, as well as the selection of the Committee Chairs; (f) serving as Chairman of the Board at Board meetings in the absence of the Chairman of the Board; and (g) assisting the Board of Directors, the Corporate Governance and Nominating Committee and the Company's officers in ensuring compliance with the Company's Corporate Governance Policies and recommending revisions to such policies.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company has leased facilities in Hebron, Kentucky since 1994 on a 33 acre campus that provides the Company consolidated facilities, ease of access, and the ability to expand. These facilities include the Company's headquarters (58,000 sq. ft.), distribution facility (161,417 sq. ft.) and national call center\depot repair facility (76,664 sq. ft.). The Company leases this property from an entity controlled by Mr. David B. Pomeroy. These facilities were leased by the Company pursuant to a triple net lease agreement, which expires in the year 2015. Base rental for fiscal 2006 was $1.3 million, and $1.2 million for each of 2005 and 2004. The annual rental for these properties was determined on the basis of a fair market value rental opinion provided by an independent real estate company, which was updated in 2005. Monthly rental for these facilities are as follows: for the headquarters offices, $0.93 per square foot per month; for the distribution facility, $0.35 per square foot per month; and for the call center, $0.21 per square foot per month.

         On January 31, 2005, the Company and Mr. David B. Pomeroy entered into a Consulting Agreement for Mr. David B. Pomeroy (the "Consulting Agreement"). The Consulting Agreement has a term of five (5) years commencing January 5, 2005 (the "Effective Date").

         The Consulting Agreement provides that David B. Pomeroy will be paid base compensation of $250,000 per year, and provides for the payment of certain bonuses, including a $100,000 bonus that was paid in the first quarter of 2005. The Consulting Agreement also calls for the payment of a lump-sum cash service award in the amount of $750,000 in consideration of David B. Pomeroy's long-standing service, contributions, and leadership to the Company which amount was paid in 2005, the payment of an annual housing allowance of $25,000 for the Company's use of certain real property in Arizona beneficially owned by David B. Pomeroy, the continuation of medical and disability insurance coverage throughout the term of the Consulting Agreement, and the reimbursement of certain expenses incurred by David B. Pomeroy in the performance of his duties under the Consulting Agreement. Except as specifically set forth in the Consulting Agreement, David B. Pomeroy shall not be eligible to participate in any long-term incentive plans, retirement plans, or benefit plans offered by the Company to employees.

         The Consulting Agreement contains certain non-compete, nondisclosure of confidential information, and non-solicitation provisions applicable throughout the term of the Consulting Agreement, and provides that the Company will indemnify and hold harmless David B. Pomeroy from all actions, claims, losses, etc. resulting from his good faith performance of his duties under the Consulting Agreement.

         Mr. James H. Smith, a director of the Company, is a stockholder in the law firm of Lindhorst & Dreidame Co., L.P.A. The legal services provided to the Company by Lindhorst & Dreidame Co. constituted less than 5% of the firm's business in 2006.

         Mr. Vincent D. Rinaldi, a director of the Company, is the President and Chief Executive Officer of National City Commercial Capital Corporation ("NCCC"), (formerly, Information Leasing Corporation) a wholly-owned subsidiary of National City Corporation. On April 16, 2002, the Company closed the sale of a majority of the assets of its wholly owned subsidiary - Technology Integration Financial Services, Inc. to Information Leasing Corporation. In connection with this sale, the Company signed an exclusive seven-year vendor agreement whereby NCCC has a right of first refusal to refer to NCCC equipment sales to customers of the Company in order for NCCC to offer financing for such sales (in which case NCCC purchases the equipment from the Company to lease to the Company's customers), and the Company receives a referral fee on any equipment purchases that NCCC agrees to finance, and the Company is appointed as an agent for remarketing and reselling of the leased equipment sold. For fiscal year 2006, the Company was paid $17.7 million for equipment and support services under its arrangement with NCCC, and $116,000 in referral fees. Mr. Rinaldi does not receive any direct compensation or benefit from NCCC relating to the arrangement between NCCC and the Company. NCCC's total revenues from all of its new business originations for fiscal 2006 were approximately $3.4 billion, of which approximately $17.7 million related to Pomeroy lease transactions.

         Stephen E. Pomeroy is the son of David B. Pomeroy, II. There are no other family relationships among the Company's directors and executive officers.

         On an annual basis, each director is required to complete a questionnaire which requires disclosure of any transactions the director or his or her immediate family members or associates may have with the Company in which the director or his or her immediate family members or associates has a direct or indirect material interest. A majority of disinterested directors is required to approve transactions between the Company and interested directors or executive offices. In addition, where appropriate, the Company engages an independent third party consultant to advise it as to fair market rates in connection with the establishment of principle terms of such a transaction.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee is currently comprised of Mr. William H. Lomicka, Mr. Ronald E. Krieg and Ms. Debra E. Tibey, all of whom are independent as defined by NASDAQ Rule 4350(d). The Audit Committee operates under a written charter adopted by the Board of Directors. As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. BDO Seidman, LLP, the Company's independent auditor, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).

         The role of the Audit Committee's members is not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is "independent" under applicable rules. The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the audit committee's members in business, financial and accounting matters.

         Among other matters,  the Audit  Committee  monitors the activities and performance of the Company's external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee and the Board have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company's independent auditor. The audit committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of the Company's financial, accounting and internal controls. The Audit Committee meets with the independent auditor, with and without management present, to discuss internal control, financial reporting, and other topics and events that may have a significant financial impact.

         The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor and management represented to the audit committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The independent auditor represented that its presentations included the matters required to be discussed with the independent auditor by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and Section 204 of the Sarbanes-Oxley Act and it implementing SEC rules.

         The Company's independent auditor also provided the Committee with the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with the independent auditor that firm's independence.

         Following the Audit Committee's discussions with management and the independent auditor, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's annual report on Form 10-K for the fiscal year ended January 5, 2007.

                        Submitted by the Audit Committee
             William H. Lomicka, Ronald E. Krieg and Debra E. Tibey

FEES PAID TO INDEPENDENT ACCOUNTANTS

         The following table shows the fees paid or accrued by the Company for the audit and other services provided by the Company's independent accountants for the fiscal years 2006 and 2005:

                          FISCAL 2006     FISCAL 2006
                              BDO         CROWE CHIZEK    FISCAL 2005
                         -------------   -------------   -------------
Audit Fees               $     518,329   $      10,365   $     122,707
Audit-Related Fees               5,750          19,465         322,411
Tax Fees                         -----          28,500         177,950
All Other Fees                       -               -               -
                         -------------   -------------   -------------
  Total                  $     524,079   $      58,330   $     633,068
                         =============   =============   =============

Audit Fees. Audit fees consist of fees for the audit of our annual financial statements and the reviews of interim financial statements included in our quarterly reports on Form 10-Q and all services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under "Audit

Fees." These services relate to, employee benefit plan audits, due diligence related to acquisitions, accounting consultations in connection with acquisitions, consultations related to internal control, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees. Tax fees consist of fees for tax compliance, tax advice and tax planning services.

All Other Fees. All other fees related to professional services rendered for services not reported in other categories above.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES

         The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditor. This policy generally provides that we will not engage our independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee with the exception of minor incidentals. For fiscal 2006, the Audit Committee pre-approved 100% of the audit fees, 100% of the audit-related fees, and 100% of the tax fees reported above.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

                       Overview of the Company's Business

         As an international technology services and solutions provider, the Company unites core competencies in IT Outsourcing Services and Professional Services. Some of the Company's services include consulting, project management, application development, integration, staffing, and technology sourcing. The Company believes that its capabilities as an end-to-end services and technology sourcing provider set us apart as a unique, one-stop alternative. The Company also believes that this combination helps its Fortune 1000, government, and mid-market clients realize their business goals and objectives by leveraging information technology to simplify complexities, increase productivity, reduce costs and improve profitability.

         In recent years, the Company identified that the services portion of its business provided the greatest potential for future growth and made the strategic decision to focus on enhancing the Company's capabilities as an IT services provider. In connection with the migration to an IT services provider, the Company identified the need to hire key executive talent in the areas of finance, information systems and sales. This need was magnified by problems that occurred in connection with and after the integration of the ARC acquisition and the systems conversion, the Company's delay in filing its quarterly report on Form 10-Q for the third quarter of fiscal 2005, and the restatements of the quarterly results for the first and second quarters of fiscal 2005. The Company determined that the compensation and incentives for attracting the high-caliber executive talent that was needed to lead and manage the Company's growing services business would be somewhat different from the objectives for the Company's executive compensation program going forward. Specifically, the Committee considered current market pay practices of comparable IT solutions providers to be the most important factor is establishing compensation for the new executives.

                           The Compensation Committee

         The Compensation Committee of the Board of Directors is currently composed of two independent directors, Mr. Vincent D. Rinaldi and Mr. William H. Lomicka. The Compensation Committee is responsible for the establishment and oversight of the Company's program for executive compensation. This program is designed to meet the objectives of attracting, retaining and motivating executive employees and providing a balance of short-term and long-term incentives that can recognize individual contributions from an executive and the overall operating and financial results of the Company. The Compensation Committee intends to review executive compensation on a regular basis and to compare the competitiveness of the Company's executive compensation and corporate performance with other comparable companies. The Compensation Committee believes that a significant equity interest in the Company held by the Company's management aligns the interests of the stockholders and management.

                Objectives Of The Company's Compensation Program

         Compensation opportunities must be adequate to enable the Company to compete effectively in the labor market for qualified executives. The objectives of the Company's program for executive compensation include compensation that is competitive with the market, is tied to individual performance, is tied to the Company's performance and creates long-term incentives that are aligned with the Company's shareholders. The Committee relies upon proxy statements, executive compensation surveys, and a nationally recognized compensation consultant, for data on current market pay practices.

         The primary elements of the Company's compensation program for executives consist of base salary, potential for annual cash bonus opportunities, stock options and restricted stock awards. The Compensation Committee believes that incentives play an important role in motivating executive performance and attempts to reward achievement of both short and long term goals. In 2004, the directors and shareholders approved an amendment to the Company's Stock Incentive Plan to add restricted stock as a type of award that could be granted to employees. The objective for restricted stock awards has been to include both a retention component and a performance component in order to establish a balance between the Company's need to attract and retain high caliber executive talent and the goal to tie a significant portion of the executive's compensation to factors which impact on the performance of the Company's stock. The Company does not currently have specific policies relating to the allocations between cash and non-cash compensation, current and long-term compensation, or different types of long-term compensation, such as stock options and restricted stock. The Company is working with a compensation consultant to develop more specific guidelines for the future.

         In order to attract high-caliber talent for the Company to meet the needs of its growing services business, in late fiscal 2005 and in fiscal 2006, the Company engaged a compensation consultant to assist in finding qualified candidates and relied primarily upon current market pay practices of comparable IT solutions providers to determine the compensation packages for its senior executives exclusive of the President and CEO of the Company who was already employed. The Committee also recognized the direction set by the Board that the primary goal after the ARC acquisition was to attract the executive talent needed to manage a growing services business and resolve the problems that had resulted from the acquisition and integration of the business of ARC and the systems conversion. In addition, the Committee took into account that it was unlikely that the executives would be able to meet Company performance results for fiscal 2006. With respect to the compensation of Mr. Pomeroy, the Committee negotiated an amendment to his Employment Agreement effective as of October 1, 2006. The terms of Mr. Pomeroy's Employment Agreement, as amended, are described below.

         The objectives for executive compensation in fiscal 2007 will include both a retention and a performance component. Since the Company is still in the process of transitioning its business model to an IT services provider, the Company believes that compensation designed to retain its key executive team is especially important. For fiscal 2007, the performance criteria that are based upon the Company's financial performance will be tied to meeting or exceeding projected results that are prepared by management and approved by the Board. There may also be performance elements that are based upon individual performance that are directly related to the Company's financial results, or more specifically related to the individual's role and performance in the Company. Examples of such criteria include retention of significant customers, hiring key employees in a specified needed area, reducing costs in certain areas, procuring significant customers, or maintaining good relationships with outside consultants.

                            Elements of Compensation

Overview

         The primary elements of compensation include salary, bonuses and long-term compensation. Bonuses consists of both cash and non-cash compensation. While the Company considers current market pay practices as a significant factor in determining compensation, the Company does not set compensation levels at any particular benchmark primarily due to the fact that the Committee believes that there are not many companies whose business is directly comparable in size and scope to the business of the Company to establish a reasonable benchmark.

         The Company has entered into an employment agreement with each of its named executive officers. The Company believes that employment agreements are desirable for a company of its size in order to attract and retain high-caliber talent and to protect its business interests. Each of the agreements provides for the executive's salary, bonuses, equity awards, and perquisites and contains customary non-solicitation and non-disclosure provisions and termination and severance provisions.

         Bonuses and equity awards for the Company's executives are determined in accordance with the provisions of each individual's employment agreement, including the annual pay plans approved by the Company and the executive. In addition, the Company approves an annual stock program for senior management. The Compensation Committee takes into account various items of corporate performance in setting compensation policies and making compensation decisions that are reflected in the provisions of the employment agreements, such as net sales and revenues, earnings per share, and net profit before taxes. Annual bonuses are tied to achievement of targets for a number of factors, depending upon the job responsibilities of the particular executive. Such criteria include: revenues from new business, revenues from particular types of customers, and days sales outstanding. Typically, there are several targets set for each bonus potential.

         Compensation for the Company's executives does not include a significant component for retirement benefits. The Company offers a 401(K) Plan to its employees generally, that includes a Company matching contribution of 1%. The Company also offers an Employee Stock Purchase Plan that enables employees to purchase common stock of the Company at a price equal to a fifteen percent discount from the market price. These plans are available to the named executive officers on the same basis as other employees. Since the Company does not offer significant retirement benefits, the Company does not take into account amounts realizable from prior compensation, such as gains from stock options and stock awards, in setting retirement benefits.

Base Salary

         Base salaries for executives are initially determined by evaluating the duties and responsibilities of the position to be held by the individual, the experience of the executive and the competitive marketplace for executive talent. The Company has entered into employment agreements that establish salaries for certain executive officers, including the named executive officers. The employment agreements may also provide for specific increases in salary in some cases. In addition, salaries for executives and other employees are reviewed periodically and may be set at higher or lower levels if the Company concludes that is appropriate in light of that particular individual's responsibilities, experience and performance.

         Annual base salaries for executive officers and certain other management personnel are reviewed and approved by the Committee. The Committee considers the recommendations of each executive officer for those personnel who report directly to such officer.

Annual Bonus/Short Term Incentives

         The Company's named executive officers and other employees are eligible to receive annual cash and stock bonuses as provided in each executive's employment agreement and annual pay plan. These bonuses are tied to the Company's financial performance and individual performance. Generally, the Company does not award bonuses on a discretionary basis, although the
Compensation Committee would consider making such award for particular excellence in performance by an executive.

         The Company does not currently have a policy regarding adjustments or recoveries of bonuses or awards if the financial performance criteria on which they were based are later restated or adjusted so that the amount of the bonus would be different. The Compensation Committee has requested information from its compensation consultant on this topic.

Stock Plans - Long Term Incentives

         The Company believes that equity ownership plays a key role in aligning the interests of executives with those of our shareholders, although the Company does not have a specific requirement of, or guidelines for, equity ownership by its executives. Generally, the Company allocates equity in a manner that is proportionate to overall compensation. A further purpose of the Company's Stock Incentive Plan is to provide a means through which the Company may attract the best talent, to encourage our employees to engage in the business strategy and success of our Company, and to provide a retention and performance tool through vesting obligations for executives. In accordance with our continuing commitment to meet these objectives, the Company generally has granted stock options, and more recently, restricted stock awards, to executives on an annual basis. During 2006, the Company determined to utilize restrictive stock awards more, and stock options less, than in previous years.

         Upon the recommendation of the Compensation Committee, the Board of Directors will adopt a Stock Program for Management (the "Program") for fiscal 2007. The Program will provide for awards of both restricted stock and stock options to a number of members of senior management, including the named executive officers. The Program contains stock awards that are primarily retention incentives and stock awards that are tied to achieving certain performance criteria. With respect to the financial performance criteria, the Program is based upon a projected operating plan for the current fiscal year that is developed by management and approved by the Board. The awards for each executive are based upon (i) the Company achieving its earnings per share (EPS) target, (ii) the individual executive achieving specific financial operating criteria, and (iii) the individual executive achieving specific non-financial criteria related to his or her particular job functions. The Compensation Committee is working with its compensation consultant to establish guidelines for the mix of restricted stock and stock options for the senior executives of the Company.

Personal Benefits, Perquisites

         Our executive officers receive health and welfare benefits, such as group medical, group life and long-term disability coverage, under plans generally available to other salaried personnel. We also provide our executive officers with various perquisites and other personal benefits that the Company feels are reasonable and consistent with its overall compensation program to better enable us to attract and retain the best talent for key executive positions. The following is a list of perquisites that are currently provided to one or more of the Named Executive Officers, but not all of these items are provided to each of the Named Executive Officers:

       - Personal use of corporate aircraft on a reimbursement basis
       - Reimbursement of relocation expenses
       - Housing expenses
       - Automobile allowances
       - Entertainment allowances
       - Company memberships in country/health clubs for the primary benefit of particular executives
       - Home office/communications allowances
       - Term life insurance policies

                              Employment Agreements

Stephen E. Pomeroy, CEO

         Mr. Stephen E. Pomeroy's Amended and Restated Employment Agreement (the "Pomeroy Employment Agreement") with the Company was entered into effective November 3, 2003, and amended as of January 6, 2004, October 13, 2005, and October 1, 2006. The Pomeroy Employment Agreement provides for a fixed term of 45 months and five days commencing October 1, 2006, but with an extension to the term on a daily basis commencing January 1, 2008, resulting in a perpetual 30-month term from January 5, 2008. The Pomeroy Employment Agreement provided Mr. Pomeroy with a base salary of $544,000 for fiscal 2006 and each subsequent year unless modified by the Compensation Committee of the Company.

         The Pomeroy Employment Agreement, as amended, including the annual pay plan, provides for an annual bonus of cash and shares of restricted stock in the event the Company meets certain performance-related goals for the applicable fiscal years, as agreed upon by the Company and Mr. Pomeroy. Mr. Pomeroy and the Company agreed that he would not be eligible for a bonus pay plan for fiscal 2006 and no bonuses were paid to Mr. Pomeroy for the 2006 fiscal year. Mr. Pomeroy received a restricted stock grant of 24,000 shares of Common Stock on February 16, 2007 under the Company's Stock Program for Management.

         The Pomeroy Employment Agreement also provides that on each consecutive annual anniversary dates of the November 3, 2003 effective date for the next four so long as Mr. Pomeroy remains employed by the Company, he shall be granted an option to acquire 50,000 shares of the Common Stock at the fair market value of such shares as of the date of the grant and to be eligible for future grants of restricted stock, as determined by the Board of Directors of the Company, under the Company's Stock Program for Management. The last option grant under this provision will be November 3, 2007.

         The Third Amendment modified the term of the Employment Agreement from a perpetual 5-year term to the term described above. The Third Amendment also redefined the circumstances under which Mr. Pomeroy's employment may be terminated "for cause", and added a provision permitting termination on 30 days notice, without cause, at any time commencing on or after January 1, 2008. The Third Amendment also set forth compensation, stock, medical, insurance and related benefits that Mr. Pomeroy is to receive if the Company terminates Mr. Pomeroy's employment without cause and modified the procedures for reimbursement of expenses.

         The  2007  pay  plan  for Mr.  Pomeroy  has  not  been  finalized.  The
Compensation Committee is working with Mr. Pomeroy and its compensation consultant to complete his 2007 pay plan as soon as possible.

Kevin G. Gregory, Senior Vice President and CFO

         Effective January 3, 2006, the Company and Mr. Kevin G. Gregory entered into an Employment Agreement (the "Gregory Employment Agreement") which continues for a period of three (3) years thereafter. The term of Mr. Gregory's employment shall automatically renew for additional consecutive renewal terms of one (1) year unless either party gives written notice of his/its intent not to renew the term of the Gregory Employment Agreement at least 90 days prior to the expiration of the then expiring term. Under the Gregory Employment Agreement, Mr. Gregory received a base annual salary of $300,000, which base salary shall remain in effect unless or until modified in writing by the parties under the terms of the Gregory Employment Agreement. The Gregory Employment Agreement for 2006 provided for quarterly cash bonuses of up to $50,000 and an annual cash bonus potential of $100,000 and options to acquire up to 45,000 shares of Common Stock in the event the Company met certain performance-related goals in fiscal 2006. For the 2006 fiscal year, Mr. Gregory earned a cash bonus of $15,000. The Gregory Employment Agreement also provides for certain fringe benefits, including a moving allowance, a communications allowance, an automobile allowance, a membership in a country club established in the name of the Company for the benefit of Mr. Gregory, disability benefits and life insurance.

         In connection with entering into the Gregory Employment Agreement, Mr. Gregory received a bonus in the form of a fully vested stock option for 50,000 shares of Common Stock. So long as Mr. Gregory remains employed by the Company, the Gregory Employment Agreement provides that he shall be awarded (a) an option to acquire 25,000 shares of Common Stock at the end of the first year of the initial term of the Gregory Employment Agreement; and (b) an option to acquire 25,000 shares of Common Stock at the end of the second year of the initial term of the Gregory Employment Agreement. Such stock options shall be subject to a three year vesting schedule and any other conditions contained in the Company's Non-Qualified and Incentive Stock Option Plan and the related award agreement. Mr. Gregory received a restricted stock grant of 11,250 shares of Common Stock on February 16, 2007 under the Company's Stock Program for Management for performance in fiscal year 2006.

         Mr. Gregory's pay plan for 2007 approved effective May 22, 2007, provides for an increase in annual base salary to $310,000. The pay plan also provides for awards of restricted shares of common stock as follows: 11,500 shares granted upon approval of the pay plan and execution of an award agreement; 11,500 shares upon the first anniversary of the pay plan; and 11,500 shares upon the second anniversary of the pay plan. All awards of restricted shares are subject to a four-year vesting schedule and are also subject to any other conditions contained in the Company's 2002 Amended and Restated Stock Incentive Plan and the related award agreement. Mr. Gregory's pay plan approved for 2007 includes a cash retention bonus of $45,000, which is subject to pro-rated reimbursement if Mr. Gregory leaves the Company or is terminated for cause within the initial three-year term of the pay plan. Mr. Gregory's 2007 pay plan also includes quarterly cash bonuses of up to $50,000, and an annual cash bonus potential of up to $100,000 and options to acquire up to 45,000 shares of common stock in the event the Company meets certain performance-related criteria during fiscal year 2007. The stock options and 50% of the cash portion of the annual bonus are subject to a three-year vesting schedule. In addition, if the second of the three benchmarks of the year-end Company performance target is reached, the base salary for Mr. Gregory for fiscal year 2008 shall be increased to $325,000. In the event Mr. Gregory's employment is terminated without cause, he will be entitled to receive twelve months severance pay, and all deferred compensation, stock options, and restricted share grants will vest immediately.

P. Hope Griffith, Senior Vice President of Service Delivery

         Ms. P. Hope Griffith's initial Employment Agreement (the "Griffith Employment Agreement") with the Company was entered into effective September 5, 2005 and provided for a term of three years. Under the Griffith Employment Agreement and pay plan for fiscal 2006, Ms. Griffith's base salary was $225,000 for fiscal 2006. The Griffith Employment Agreement provided for (1) quarterly cash bonuses of up to $45,000 and (2) an annual cash bonus potential of $100,000 plus options to acquire up to 15,000 shares of Common Stock in the event the Company met certain performance-related goals in fiscal 2006. The stock options and 50% of the year end cash bonus were subject to three year vesting. For the 2006 fiscal year, Ms. Griffith earned a cash bonus of $22,500. The Griffith Employment Agreement also provides for certain fringe benefits, including an entertainment allowance, a home-office/communications allowance, an automobile allowance, disability benefits and life insurance.

         In connection with entering into the Griffith Employment Agreement, Ms. Griffith received a bonus in the form of 20,000 fully vested stock options. So long as Ms. Griffith remains employed by the Company, the Griffith Employment Agreement provides that she shall be awarded (a) an option to acquire 20,000 shares of Common Stock at the end of the first year of the initial term of the Griffith Employment Agreement; and (b) an option to acquire 20,000 shares of Common Stock at the end of the second year of the initial term of the Griffith Employment Agreement. These annual stock options are subject to a three year vesting schedule and any other conditions contained in the Company's Non-Qualified and Incentive Stock Option Plan and the related award agreement. In lieu of granting the stock options in 2006, Ms. Griffith and the Company agreed to a restricted stock grant of 5,000 shares of common stock that vest over three years. The stock options to be granted in 2007 have been replaced with restricted stock grants in the Amended Griffith Employment Agreement described below.

         In connection with the agreement of Ms. Griffith to relocate to the Company's headquarters in Hebron, Kentucky, the Griffith Employment Agreement was amended to provide for a new three year term commencing April 17, 2007 (the "Amended Griffith Employment Agreement"). Under the Amended Griffith Employment Agreement, Ms. Griffith will receive a bonus in the form of 5,000 shares of restricted stock. So long as Ms. Griffith remains employed by the Company, the Amended Griffith Employment Agreement provides that she shall be awarded: (a) 5,000 shares of restricted stock at the end of the first year of the new 3-year term; (b) 5,000 shares of restricted stock at the end of the second year of the new 3-year term; (c) $45,000 cash subject to forfeiture on a pro rata basis if Ms. Griffith voluntarily terminates her employment or is terminated for cause during the entire 3-year term; and (d) a relocation allowance of up to $50,000. The foregoing restricted stock grants are subject to a four year vesting schedule and any other conditions contained in the Company's Non-Qualified and Incentive Stock Option Plan and the related award agreement. Ms. Griffith's pay plan approved for fiscal 2007 provides for a base salary of $235,000, quarterly cash bonuses of up to $45,000 and an annual cash bonus potential of $100,000 plus options to acquire up to 15,000 shares of Common Stock in the event the Company meets certain performance-related goals in fiscal 2007. The stock options and 50% of the cash portion of the year-end bonus are subject to three year vesting. The Amended Griffith Employment Agreement continues to provide for fringe benefits as described above. In addition, if at least the second of three thresholds for the Company's year-end performance is reached, the base salary for Ms. Griffith for fiscal year 2008 will be increased to $250,000. In the event Ms. Griffith's employment is terminated without cause, she will be entitled to receive nine months' severance and all stock options and restricted share grants will vest immediately.

John E. McKenzie, Senior Vice President - Alliance and CPSG Sales

         Mr. John E. McKenzie's current Employment Agreement (the "McKenzie Employment Agreement") with the Company was entered into effective March 7, 2006 and provides for a term of three years, which replaced his employment agreement dated October 1, 2004 (the 2004 Agreement"). Under the McKenzie Employment Agreement and pay plan for fiscal 2006, Mr. McKenzie's base salary was $225,000 for fiscal 2006. The McKenzie Employment Agreement provided for quarterly cash bonuses of up to $45,000 and an annual cash bonus potential of $100,000 plus options to acquire up to 30,000 shares of Common Stock of the Company in the event the Company met certain performance-related goals in fiscal 2006. The stock options and 50% of the cash portion of the year-end bonus are subject to three year vesting. In addition Mr. McKenzie was eligible for a one-time bonus of stock options for 10,000 shares in connection with the successful transition of specific customer agreements. For the 2006 fiscal year, Mr. McKenzie earned a cash bonus of $27,500 and an award of options for 10,000 shares of Common Stock. The Employment Agreement also provides for certain fringe benefits, including an automobile allowance, a communication allowance, disability benefits and life insurance.

         In connection with entering into the 2004 Agreement, Mr. McKenzie received a bonus in the form of a fully vested stock option for 20,000 shares of Common Stock. So long as Mr. McKenzie remains employed by the Company, the 2004 Agreement, as amended by the McKenzie Employment Agreement provided that he shall be awarded (a) an option to acquire 20,000 shares of Common Stock at October 1, 2005; (b) an option to acquire 35,000 shares of Common Stock at March 7, 2006; (c) an option to acquire 25,000 shares of Common Stock at March 7,
2007; and (d) an option to acquire 25,000 shares of Common Stock at March 7, 2008. Except for the stock option for 35,000 shares of Common Stock which was fully vested on March 7, 2006, these annual stock options are subject to a three year vesting schedule from the date of grant and any other conditions contained in the Company's Non-Qualified and Incentive Stock Option Plan and the related award agreement. In addition, the Company may grant shares of restricted stock in lieu of the stock options based upon an exchange ratio approved by the Board.

         Mr. McKenzie's pay plan approved for fiscal 2007 provides that so long as Mr. McKenzie remains employed by the Company, the McKenzie Employment Agreement provides that he shall be awarded: (a) 6,250 shares of restricted stock on the first anniversary of the plan; end of the first year of the new 3-year term; and (b) 6,250 shares of restricted stock on the second anniversary of the plan. The foregoing restricted stock grants are subject to a four year vesting schedule and any other conditions contained in the Company's Non-Qualified and Incentive Stock Option Plan and the related award agreement. Mr. McKenzie's pay plan approved for fiscal 2007 provides for a base salary of $210,000, quarterly cash bonuses of up to $55,000 and an annual cash bonus potential of $110,000 and options to acquire up to 30,000 shares of Common Stock in the event the Company meets certain performance-related goals in fiscal 2007. Of the year-end bonus potential, $35,000 is tied to Company performance criteria related to Mr. McKenzie's responsibilities and $75,000 is related to overall Company performance. The stock options and 50% of the $75,000 year-end bonus are subject to three year vesting. In the event Mr. McKenzie's employment is terminated without cause, he will be entitled to receive six months' severance.

Mr. Keith Blachowiak, Chief Information Officer and Senior Vice President of IT

         Mr. Blachowiak entered into a three-year Employment Agreement with the Company on February 13, 2006 (the "Blachowiak Employment Agreement") to serve as Senior Vice President of Information Technology and Chief Information Officer of the Company, effective March 1, 2006. The Blachowiak Employment Agreement provides Mr. Blachowiak with a base salary of $225,000 for fiscal 2006. The Blachowiak Employment Agreement provided for quarterly cash bonuses of up to $50,000 and an annual cash bonus potential of $75,000 (50% of which vests over a 3-year period) and options to acquire up to 40,000 shares of Common Stock (subject to vesting over a 3-year period) in the event the Company met certain performance-related goals in fiscal 2006. For the 2006 fiscal year, Mr. Blachowiak earned a cash bonus of $111,000. The Blachowiak Employment Agreement also provides for certain fringe benefits, including a moving allowance, a communication allowance, an apartment rental allowance, a health club membership, and certain life and disability insurance.

         In connection with entering into the Blachowiak Employment Agreement, Mr. Blachowiak received a bonus in the form of a fully vested stock option for 50,000 shares of Common Stock. So long as Mr. Blachowiak remains employed by the Company, the Blachowiak Employment Agreement provides that he shall be awarded (a) an option to acquire 25,000 shares of Common Stock at the end of the first year of the initial term of the Blachowiak Employment Agreement; and (b) an option to acquire 25,000 shares of Common Stock at the end of the second year of the initial term of the Blachowiak Employment Agreement. These annual stock options are subject to a three year vesting schedule and any other conditions contained in the Company's Non-Qualified and Incentive Stock Option Plan and the related award agreement.

         Mr. Blachowiak's pay plan approved for fiscal 2007 provides for a base salary of $235,000, quarterly cash bonuses of up to $25,000 and an annual cash bonus potential of up to $175,000 and options to acquire up to 40,000 shares of Common Stock. The annual cash bonus is based upon individual and Company performance criteria; $100,000 of the cash bonus potential is based upon individual performance criteria related to the Company's IT systems and $75,000 of the cash bonus potential plus the stock options are payable in the event the Company meets certain performance-related goals in fiscal 2007. The stock options and 50% of the $75,000 year-end bonus are subject to three year vesting. In addition, if at least the second of three thresholds for the Company's year-end performance is reached, the base salary for Mr. Blachowiak for fiscal year 2008 will be increased to $250,000. The pay plan for fiscal 2007 amends the annual stock option grants described above. In lieu of stock options to acquire 25,000 shares of common stock, so long as Mr. Blachowiak remains employed by the Company, he shall be awarded: (a) 5,000 shares of restricted stock at May 3, 2008; and (b) 5,000 shares of restricted stock May 3, 2009. The foregoing restricted stock grants are subject to a four year vesting schedule and any other conditions contained in the Company's Non-Qualified and Incentive Stock Option Plan and the related award agreement. Mr. Blachowiak will also be reimbursed for customary and reasonable expenses for the rental of an apartment in the Hebron, Kentucky area and, in the event of termination without cause, he will be entitled to receive nine months' severance and all stock options and restricted share grants will vest immediately.

Rick Windon, Senior Vice President of Sales-- Enterprise Accounts

         Mr. Rick Windon joined the Company in August of 2006 and was promoted to Senior Vice President of Sales--Enterprise Accounts, effective May 3, 2007. Under Mr. Windon's play plan for fiscal 2007, Mr. Windon will receive a base salary of $210,000. The pay plan also provides for quarterly bonuses of up to $65,000, an annual cash potential of $75,000 and options to acquire up to 30,000 shares of Common Stock and a bonus based on strategic deals. In addition, Mr. Windon may earn a bonus in connection with procuring customer contacts with terms of 2 years or more. The annual cash bonus is based upon Company performance criteria. The stock options and 50% of the cash portion of the $75,000 year-end bonus are subject to three year vesting. In addition, if at least the second threshold for the Company's year-end performance is reached, the base salary for Mr. Windon for fiscal year 2008 will be increased to $225,000. So long as Mr. Windon remains employed by the Company, he shall be awarded: (a) 6,500 shares of restricted stock as of May 3, 2007; (b) 6,500 shares of restricted stock at May 3, 2008; (c) 6,500 shares of restricted stock at May 3, 2009 and (d) $36,000 cash subject to forfeiture on a pro rata basis if Mr. Windon voluntarily terminates his employment within the three year term. The foregoing restricted stock grants are subject to a four year vesting schedule and any other conditions contained in the Company's Non-Qualified and Incentive Stock Option Plan and the related award agreement. In the event of Mr. Windon's termination without cause, he will be entitled to receive nine months' severance. It is expected that the amended Employment Agreement will also provides for certain fringe benefits, including an automobile allowance, a home office allowance, disability benefits and life insurance.

                   Change-of-Control and Severance Provisions

         Each of the employment agreements for the Named Executive Officers provides for certain payments in connection with the termination of the executive's employment. In addition, Mr. Pomeroy's Agreement includes provisions relating to a change-of-control.

         Under the Pomeroy Employment Agreement, if Mr. Pomeroy's employment agreement is terminated by the Company in breach of the agreement or by Mr. Pomeroy for Good Reason (as defined in the agreement), then the Company shall pay severance to Mr. Pomeroy as follows: (1) his base pay at the time of termination for the balance of the term of his employment agreement; and (2) any bonus (which shall not be less than the average bonuses for the prior two years) and other compensation that he would have received had he not been terminated and continued
participation in the Company's benefit programs for the balance of the term of his employment. In the event that his employment is terminated within one year following a change-of-control (including if Mr. Pomeroy terminates his employment for "Good Reason" as defined in the Pomeroy Employment Agreement), then Mr. Pomeroy shall receive the foregoing severance payment plus all legal fees and expenses incurred by Mr. Pomeroy as a result of the termination of his employment, and an amount equal to the impact of any tax imposed by section 4999 of the Internal Revenue Code of 1986, as such that the net amount retained by Mr. Pomeroy, after deduction of such tax on such severance payments is the amount of such severance payments. The Pomeroy Employment Agreement also provides for Mr. Pomeroy's agreement not to compete with the business of the Company for a period of one year following termination of his employment. In the case of a termination by Mr. Pomeroy for Good Reason, he also agrees not to solicit Key Customers (as defined in the agreement) for a period of three years after the date of termination. The rationale for this change-of control provision is to provide an incentive to Mr. Pomeroy to continue his employment with the Company and his continued commitment to and focus on the Company's business and operations for the benefit of the Company and its stockholders should the Company become involved in a transaction that could result in a change-of-control.

         The severance provisions for the other named executives are generally the same except for the period for which the base salary and benefits are paid ("Severance Period") and as otherwise noted above. The Severance Period for each executive is described in the description of his or her employment agreement. Generally, in the event of the termination of an executive's employment, the executive is entitled to the following: (i) through the date of termination, his or her base salary, accrued benefits, accrued bonuses, and any vested incentive compensation (except in the case of termination by the Company for cause or in the event of any breach of any provision of the employment agreement by the executive); (ii) in the event of termination by the Company not for cause upon 90 days' prior notice, his or her base salary for the Severance Period from the date of notice of termination, payable in accordance with the Company's ordinary payroll practices, provided that during such time the executive is not employed by a competitor or in breach of his or her employment agreement; and (iii) in the event of termination as a result of permanent disability, his or her base annual salary in effect as of the date of the physician's determination of his or her disability, for a period of 12 months following the date of disability (offset by any payments made pursuant to any disability benefit plans), payable in 12 equal monthly installments commencing 30 days after the date of disability. The executive's employment agreements also provides for the executive's agreement not to compete with the business of the Company, not to solicit or divert customers and not to employ employees of the Company for a period of one year following termination of his or her employment, provided that these provisions are not applicable in the event the Company terminates the executive's employment without cause upon 90 days' prior notice or does not renew his or her agreement upon the expiration of the initial or any renewal term, unless the Company elects to pay to the executive an amount equal to his or her base annual salary in effect as of the date of termination for a period of 12 months following the date of termination, payable in 12 equal monthly installments commencing 30 days after termination.

COMPENSATION COMMITTEE REPORT

         The responsibilities of the Compensation Committee are provided in its Charter, which has been approved by our Board of Directors. In fulfilling its oversight responsibilities with respect to the Compensation Disclosure and Analysis included in this proxy statement, the Compensation Committee has reviewed and discussed the Compensation Disclosure and Analysis with management, and following such review, approved the inclusion of such Compensation Analysis and Disclosure in this proxy statement.

Submitted by the Compensation Committee

Vincent D. Rinaldi and William H. Lomicka

EXECUTIVE COMPENSATION TABLES

         The compensation of the Company's executive officers is described in the tables that follow.

SUMMARY COMPENSATION TABLE

                                                                                             CHANGE IN
                                                                                              PENSION
                                                                                             VALUE AND
                                                                               NON-EQUITY   NONQUALIFIED
                                                                               INCENTIVE      DEFERRED
                                                          STOCK     OPTION        PLAN      COMPENSATION   ALL OTHER
  NAME AND PRINCIPAL             SALARY        BONUS     AWARDS     AWARDS    COMPENSATION    EARNINGS    COMPENSATION     TOTAL
       POSITION           YEAR     ($)          ($)      ($)(2)     ($)(3)       ($)(4)         ($)        ($)(5),(6)       ($)
------------------------  ----  ---------    ---------  ---------  ---------  ------------  ------------  ------------  -----------
Stephen E. Pomeroy        2006  $ 583,566(1)            $ 202,500  $ 136,520  $     75,000                $      2,782  $ 1,000,368
President and Chief
Executive Officer

Kevin Gregory             2006  $ 294,231    $  15,000  $  24,328  $     372                              $     39,809  $   373,740
Senior Vice President &
Chief Financial Officer

John E. McKenzie          2006  $ 210,289    $  27,500  $  16,705  $ 184,035  $    131,944                $      6,000  $   576,473
Senior Vice President of
Sales and Marketing

P. Hope Griffith          2006  $ 216,346    $  22,500  $  19,917                                         $     21,571  $   280,334
Senior Vice President of
Services

Keith Blachowiak          2006  $ 184,327    $ 111,000             $ 165,065                              $     10,797  $   471,189
Senior Vice President of
Information Technologies

----------
(1) Mr. Pomeroy's 2006 salary compensation includes a one-time payment of $63,816, reflecting a payroll error in calculating his 2005 and 2006 salary that was discovered, rectified, and paid during 2006.

(2) The stock award values represent the dollar amount of compensation cost recognized for financial statement reporting purposes for the fiscal year ended January 5, 2007, in accordance with FAS 123(R).

(3) The option award values represent the dollar amount of compensation cost recognized for financial statement reporting purposes for the fiscal year ended January 5, 2007, in accordance with FAS 123(R).

(4) Reflects $100,000 paid to Mr. Pomeroy for previously accrued deferred compensation. Also includes $100,000 paid and $31,944 accrued for deferred compensation for Mr. McKenzie.

(5) Does not include amounts for personal use of Company aircraft, because according to Company policy, all personal use must be reimbursed based upon the aggregate incremental cost to the Company. For this purpose, the Company has calculated the aggregate incremental cost based upon the variable operating costs incurred as a result of personal use of the aircraft. Mr. Pomeroy reimbursed the Company $6,525 for personal use of the Company aircraft during 2006.

(6) Amounts reported include car allowance, housing benefits, phone and entertainment allowance, and club dues.

         (i)      For  Mr.  Pomeroy,   the  amount  reported  includes  $480  in
                  entertainment allowance and $1,250 in club dues.

         (ii) For Mr. Gregory, the amount reported includes $7,718 in temporary housing allowance prior to relocation; $10,800 in car allowance; and $20,690 in club dues, including $20,000 for initiation fee for company-owned club membership and $690 in monthly dues for said country club membership.

         (iii) For Mr. McKenzie, the amount reported includes $6,000 in car allowance.

         (iv) For Ms. Griffith, the amount reported includes (i) $2,400 in home office allowance; (ii) $1,600 in entertainment allowance;
                  (iii) $6,000 in car allowance; and (iv) $11,121 in temporary housing allowance.

         (v) For Mr. Blachowiak, the amount reported represents $10,428 in temporary housing allowance.

2006 GRANTS OF PLAN BASED AWARDS

                                                                                           ALL         ALL
                                                                                          OTHER       OTHER
                                                                                          STOCK      OPTION
                                                                                          AWARDS:     AWARDS:               GRANT
                                                                                          NUMBER      NUMBER    EXERCISE  DATE FAIR
                        ESTIMATED FUTURE PAYOUTS UNDER      ESTIMATED FUTURE PAYOUTS        OF         OF       OR BASE   VALUE OF
                          NON-EQUITY INCENTIVE PLAN       UNDER EQUITY INCENTIVE PLAN     SHARES    SECURITIES   PRICE     STOCK
                                    AWARDS                          AWARDS                  OF        UNDER-       OF        AND
                        -------------------------------  -----------------------------   STOCK OR      LYING     OPTION    OPTION
               GRANT    THRESHOLD    TARGET    MAXIMUM   THRESHOLD   TARGET   MAXIMUM     UNITS      OPTIONS     AWARDS    AWARDS
   NAME        DATE        ($)        ($)        ($)        (#)      (#)(1)     (#)        (#)         (#)      ($ / SH)     (2)
-----------  ---------  ---------  --------   ---------  ---------  --------  --------  ----------  ----------  --------  ---------
Stephen E    11/3/2006                                                50,000                            50,000      8.34    136,520
Pomeroy

Kevin        1/3/2007                                                 25,000                            25,000      8.25     74,465
Gregory

John E       3/28/2006              100,000(3)                                                          35,000      8.71    111,748
McKenzie
             3/31/2006                                                12,500                            10,000      8.58     44,531

P. Hope      8/7/2006                                                 10,000                 5,000                           35,500
Griffith

Keith        3/6/2006                                                 10,000                            50,000      9.54    165,065
Blachowiak

----------
(1) These amounts represent stock awards to be granted pursuant to the terms of the respective NEO's employment agreements over a three year period.

(2) The grant date fair values are calculated based upon the methodology set forth in FAS 123(R) as reflected in the Company's financial statements, Note 2. Shares in the form of restricted stock are valued at the closing prices of the Company's common stock on the date of the grant.

(3) This amount reflects (i) a one-time signing bonus of $75,000 issued in 2006 to Mr. McKenzie for completion of a three year employment agreement, vesting over three years, and (ii) a discretionary performance bonus of $25,000 issued in 2006 to Mr. McKenzie for completion of a large customer project, also vesting over three years.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

                                              OPTION AWARDS                                         STOCK AWARDS
                       ------------------------------------------------------------ -----------------------------------------------
                                                                                                                         EQUITY
                                                                                                                        INCENTIVE
                                                                                                            EQUITY     PLAN AWARDS:
                                                     EQUITY                                               INCENTIVE       MARKET
                                                   INCENTIVE                         NUMBER              PLAN AWARDS:   OR PAYOUT
                                                      PLAN                             OF      MARKET      NUMBER OF     VALUE OF
                        NUMBER OF     NUMBER OF      AWARDS:                         SHARES   VALUE OF     UNEARNED      UNEARNED
                        SECURITIES   SECURITIES     NUMBER OF                          OR     SHARES OR    SHARES,       SHARES,
                        UNDERLYING   UNDERLYING    SECURITIES                       UNITS OF  UNITS OF      UNITS         UNITS
                       UNEXERCISED   UNEXERCISED   UNDERLYING                        STOCK     STOCK       OR OTHER      OR OTHER
                         OPTIONS      OPTIONS      UNEXERCISED  OPTION                THAT      THAT      RIGHTS THAT   RIGHTS THAT
                          (#)(1)         (#)        UNEARNED   EXERCISE    OPTION   HAVE NOT  HAVE NOT     HAVE NOT      HAVE NOT
                       ------------ -------------   OPTIONS     PRICE    EXPIRATION  VESTED    VESTED       VESTED        VESTED
   NAME    GRANT DATE  EXERCISABLE  UNEXERCISABLE      (#)       ($)       DATE      (#)(2)    (#)(3)        (#)           (#)
---------- ----------  ------------ -------------  ----------- --------  ---------- --------  ---------  ------------  ------------
Stephen E.   1/6/2002        50,000                               14.00    1/6/2007
Pomeroy
            10/4/2002        25,000                                9.96   10/4/2007
            1/14/2003        50,000                                9.75   1/14/2008
            11/3/2003       100,000                               14.56   11/3/2008
            9/16/2004        30,000                               12.45   9/16/2009
            11/3/2004       100,000                               13.72   11/3/2009
             1/6/2005        90,750                               14.66    1/6/2010
            11/3/2005        50,000                               11.19   11/3/2010
            11/3/2006        50,000                                8.34   11/3/2011
           10/24/2005                                                                 75,000  $ 603,750

Kevin        1/3/2006        50,000                                8.25    1/3/2011
Gregory
             1/3/2007                      25,000                  7.58    1/3/2012
           12/27/2005                                                                 11,250  $  90,563

John E.     4/16/2002         7,500                               15.31   4/16/2007
McKenzie
            4/16/2003         3,333                                6.74   4/16/2008
            4/16/2004         3,333         1,667                 14.46   4/16/2009
             3/2/2005         6,000                               14.91    3/2/2007
            5/24/2005         7,500                               12.24   5/24/2007
           11/19/2005         6,667        13,333                  7.90  11/19/2010
            3/28/2006        35,000                                8.71   3/28/2008
            3/31/2006                      10,000                  8.58   3/31/2011
           10/24/2005                                                                  6,187  $  49,805

P. Hope      8/7/2005        20,000                               12.34    8/7/2007
Griffith
           12/27/2005                                                                  7,500  $  60,375
             8/7/2006                                                                  5,000  $  40,250

Keith        3/6/2006        50,000                                9.54    3/6/2011
Blachowiak

----------
(1) Stock Options vest on a three year ratable vesting schedule, with one third of each award vesting each year.

(2)      Stock Awards vest on the third anniversary of the grant date.

(3) Based on the closing price of $8.05 per share of the Company's common stock on January 5, 2007.

2006 OPTION EXERCISES AND STOCK VESTED TABLE

                           OPTION AWARDS                 STOCK AWARDS
                     --------------------------   ---------------------------
                        NUMBER                       NUMBER
                      OF SHARES       VALUE         OF SHARES       VALUE
                       ACQUIRED      REALIZED       ACQUIRED       REALIZED
                     ON EXERCISE   ON EXERCISE     ON VESTING     ON VESTING
       NAME              (#)           ($)            (#)            ($)
------------------   ------------  ------------   ------------   ------------
Stephen E. Pomeroy         22,500  $    127,350

Kevin Gregory

John E. McKenzie

P. Hope Griffith

Keith Blachowiak

2006 NONQUALIFIED DEFERRED COMPENSATION TABLE

                       EXECUTIVE       REGISTRANT       AGGREGATE                       AGGREGATE
                     CONTRIBUTIONS   CONTRIBUTIONS      EARNINGS       AGGREGATE        BALANCE AT
                        IN LAST         IN LAST          IN LAST     WITHDRAWALS /     LAST FISCAL
                      FISCAL YEAR     FISCAL YEAR      FISCAL YEAR   DISTRIBUTIONS      YEAR-END
       NAME               ($)             ($)              ($)            ($)              ($)
------------------   -------------   -------------    ------------   -------------     -----------
Stephen E. Pomeroy                                                   $      75,000(2)

Kevin Gregory

John E. McKenzie                     $      31,944(1)                $     100,000(3)  $    31,944

P. Hope Griffith

Keith Blachowiak

----------
(1) This amount reflects an accrual of $4,166 in 2006 for a discretionary performance bonus of $12,500 issued to Mr. McKenzie in 2005, vesting over three years. It also includes accruals of $27,777 for (i) a one-time signing bonus of $75,000 issued in 2006 to Mr. McKenzie for completion of a three year employment agreement, vesting over three years, and (ii) a discretionary performance bonus of $25,000 issued in 2006 to Mr. McKenzie for completion of a large customer project, also vesting over three years.

(2) Mr. Pomeroy was issued a bonus for 2000 that vested after five years. This amount vested in May 2006 and was paid to Mr. Pomeroy at that time.

(3) Mr. McKenzie was issued a bonus for 2000 that vested after five years. This amount vested in January 2006 and was paid to Mr. McKenzie at that time.

2006 ALL OTHER COMPENSATION TABLE

                                                                                COMPANY
                                      PERQUISITES                            CONTRIBUTIONS                 CHANGE
                                       AND OTHER        TAX                  TO RETIREMENT   SEVERANCE   IN CONTROL
                                       PERSONAL     REIMBURSE-   INSURANCE    AND 401(k)     PAYMENTS/   PAYMENTS/
                                       BENEFITS       MENTS      PREMIUMS        PLANS       ACCRUALS     ACCRUALS
NAME                           YEAR       ($)           ($)         ($)           ($)           ($)          ($)      TOTAL ($)
----------------------------   ----   -----------   ----------   ---------   -------------   ---------   ----------   ---------
Stephen E. Pomeroy             2006         1,740                    1,042                                                2,782

Kevin Gregory                  2006        39,209                      600                                               39,809

John E. McKenzie               2006         6,000                      554             883                                7,437

P. Hope Griffith               2006        21,121                      450                                               21,571

Keith Blachowiak               2006        10,428                      369                                               10,797

DIRECTOR COMPENSATION

         The Board of Directors' adopted a fee schedule, which became effective January 6, 2005, under which each director who is not an employee of the Company, except for Mr. Smith, shall receive a quarterly retainer equal to six thousand dollars ($6,000) and fees for attendance at committee meetings as follows: $500 for each Board of Directors meeting attended (including as part of each such meeting any committee meetings held on the same date); $500 for each Stock Option Committee attended; $1,000 for each Nominating Committee meeting attended; $1,500 for each Compensation Committee meeting attended; and $2,000 for each Audit Committee meeting attended. Mr. Smith's law firm, Lindhorst & Dreidame Co., L.P. A., will be compensated for his time in attendance at directors' meetings based on his hourly rate. Each non-employee director also receives an annual restricted stock grant as provided in the Company's 2002 Amended and Restated Outside Directors' Stock Incentive Plan.

2006 DIRECTOR COMPENSATION TABLE

                                                                                      CHANGE
                                                                                    IN PENSION
                                                                                    VALUE AND
                                                                                   NONQUALIFIED
                                                                    NON-EQUITY       DEFERRED
                    FEES EARNED OR                    OPTION      INCENTIVE PLAN   COMPENSATION    ALL OTHER
                     PAID IN CASH     STOCK AWARDS    AWARDS       COMPENSATION      EARNINGS     COMPENSATION    TOTAL
NAME                   ($) (1)          ($) (2)       ($) (2)          ($)             ($)            ($)          ($)
-----------------   --------------    ------------   ---------    --------------   ------------   ------------   --------
Boucher, Dave       $       29,500    $      1,722                                                               $ 31,222

Faber, Edward(3)    $       43,000                                                                               $ 43,000

Krieg, Ron          $       44,000    $        553                                                               $ 44,553

Lomicka, Bill       $       59,500                   $  22,420(4)                                                $ 81,920

Rinaldi, Vincent    $       35,500    $      1,772   $     487                                                   $ 37,758

Smith, Jim                      (5)   $      1,722   $     214                                                   $  1,936

Tibey, Debbie       $       61,000    $      1,118   $     483                                                   $ 62,601

Waters, Ken         $       36,500    $      1,702                                                               $ 38,202

----------
(1) All independent, non-employee directors, other than Mr. James H. Smith III, receive a quarterly retainer of $6,000 and fees for attendance at board and board committee meetings. See the discussion of Director Compensation and Fees above. In addition, all independent, non-employee directors received an annual grant of restricted stock.

(2) The stock awards and option awards represent the amount of compensation cost recognized for financial statement reporting purposes in accordance with FAS 123(R) as reflected in the Company's financial statements, Note 2.

(3) Mr. Faber's term as a director ended as of the Company's June 20, 2006 Annual Meeting.

(4) Mr. Lomicka received an option grant under the prior directors plan that allowed for immediate vesting. As a result, his compensation reflects the full value of the entire grant at the time made. Under the current directors plan, grants vest over time and only a pro rata portion is reflected as fair value.

(5) In lieu of receiving director's fees, Mr. Smith's law firm, Lindhorst & Dreidame receives legal fees for outside legal services provided to the Company.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER
EQUITY COMPENSATION PLANS

         The following tables summarizes as of January 5, 2007, information regarding our equity compensation plans.

                                            Number of Securities                                   Number of Securities
                                              to be issued upon        Weighted-average       remaining available for future
                                           exercise of outstanding     exercise price of    issuance under equity compensation
                                            options, warrants and    outstanding options,       plans (excluding securities
Plan category (1)                                  rights             warrants and rights        reflected in column (a))
----------------------------------------   -----------------------   --------------------   ----------------------------------
                                                     (a)                      (b)                        (c) (2)
Equity compensation plans approved by
security holders                                  2,409,033                $   12.70                    2,052,896

Equity compensation plans not approved
by security holders                                       -                        -                            -

Total                                             2,409,033                $   12.70                    2,052,896

(1) A narrative description of the material terms of equity compensation plans is set forth in Note 16 to the Consolidated Financial Statements.

(2) Includes 283,877 shares available for future issuance under the 1998 Employees Stock Purchase Plan (1998 Plan). A narrative description of the material terms of the 1998 Plan is set forth in Note 10 to the Consolidated Financial Statements

                         Submitted by Board of Directors

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consists of two members, Messrs. Vincent D. Rinaldi and William H. Lomicka, both of whom are independent directors and neither of whom is, or was formerly, an officer or employee of the Company. Mr. Rinaldi is the President and Chief Executive Officer of National City Commercial Capital Corporation ("NCCC"). In connection with the sale, in April 2002, of a majority of the assets of the Company's wholly owned subsidiary - Technology Integration Financial Services, Inc., the Company and NCCC entered into an exclusive seven-year vendor agreement whereby NCCC has a right of first refusal for equipment sales to customers of the Company in order for NCCC to offer financing for such sales, and the Company receives a referral fee on any equipment purchases that NCCC agrees to finance, and the Company is appointed as an agent for remarketing and reselling of the leased equipment sold. See "Certain Relationships and Related Transactions".

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Mr. Stephen E. Pomeroy, Chief Executive Officer, President and Chief Operating Officer, failed to timely file a Form 5 with respect to changes in beneficial ownership of stock in the Company. Mr. Pomeroy also failed to file one Form 4 with respect to the grant of 50,000 options on November 3, 2006, with an exercise price of $8.34.

         Mr. Kevin G. Gregory, Senior Vice President and Chief Financial Officer, failed to timely file a Form 4 related to 25,000 options granted on January 3, 2007 with an exercise price of $7.58.

         Mr. John McKenzie, Senior Vice President of Alliance and CPSG Sales, failed to timely file a Form 3 related to the initial statement of his beneficial ownership of stock in the Company.

         Ms. P. Hope Griffith, Senior Vice President of Service Delivery, failed to timely file a Form 4 related to 5,000 restricted shares granted on August 7, 2006 with a stock price of $7.10.

           PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM

RATIFICATION OF APPOINTMENT OF BDO SEIDMAN, LLP

         The Audit Committee of the Company engaged BDO Seidman, LLP ("BDO"), as its independent registered public accounting firm for the fiscal year ended January 5, 2007. BDO accepted such appointment on July 24, 2006. Prior to the appointment of BDO, the Company did not consult with BDO on any matters relating to accounting or the type of opinion they may issue. Representatives of BDO are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR the ratification of the Audit Committee's appointment of BDO Seidman, LLP as independent auditors for the Company's 2007 fiscal year.

FORMER INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         Previously, on April 26, 2006, the Company filed a Current Report on Form 8-K to report under Item 4.01 that on April 20, 2006, Crowe Chizek and Company LLC ("Crowe Chizek") notified the Company that it would be resigning as the Company's independent accountant, effective upon completion of the Form 10-Q for first quarter of fiscal 2006. On May 19, 2006, Pomeroy filed an amendment on Form 8-K/A to report under Item 4.01 that on May 15, 2006 the Company had filed its quarterly report on Form 10-Q for the first quarter ended April 5, 2006 and Crowe Chizek ceased rendering services to the Company on May 16, 2006.

         Crowe Chizek's reports on the Company's financial statements since its engagement did not contain an adverse opinion or disclaimer of opinion and was not otherwise qualified or modified as to any uncertainty, audit scope or accounting principles. During the two most recent fiscal years ended January 5, 2007, and during the subsequent period through the date hereof, there was no disagreement between the Company and Crowe Chizek on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Crowe Chizek, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its report. Also during the two most recent fiscal years and during the subsequent period through the date hereof, the Company did not have any reportable events as described under Item 304
(a)(1)(iv) of Regulation S-K except for the existence of material weaknesses in the Company's internal control over financial reporting as disclosed by the Company at January 5, 2005 and January 5, 2006 and concurred with by Crowe Chizek. (See Item 9A in Part II of the Company's Form 10-K/A for the fiscal year ended January 5, 2005, filed May 5, 2005, and Item 9A in Part II of the Company's Form 10-K for the fiscal year ended January 5, 2006 for a description of these material weaknesses, which have been rectified. The Company previously reported the foregoing on a Form 8-K, filed April 26, 2006, a copy of which was provided to Crowe Chizek prior to filing. Crowe Chizek provided a letter addressed to the Securities and Exchange Commission agreeing with the statements contained in the Form 8-K which was filed as an exhibit to the Form 8-K.

         After its engagement on July 24, 2006, representatives of BDO attended most of the remaining meetings of the audit committee of the Board during fiscal 2006. The audit committee reviews audit and non-audit services performed by the Company's independent accountants as well as the fees charged by them for such services. In its review of non-audit service fees, the audit committee considers, among other things, the possible effect of the performance of such services on the auditor's independence.

                        PROPOSALS FOR 2008 ANNUAL MEETING

         In order to be eligible for inclusion in the Company's proxy statement for the 2008 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company at its principal office, 1020 Petersburg Road, Hebron, Kentucky 41048, by February 8, 2008.

         Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in our proxy materials pursuant to Rule 14a-8 under the Exchange Act are required to provide advance notice of such proposal to our Secretary at the aforementioned address not later than April 24, 2008.

         If we do not receive notice of such a stockholder proposal on or before April 24, 2008, our management will use its discretionary authority to vote the shares that they represent by proxy in accordance with the recommendations of the Board.

         We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

         It is important that proxies be voted promptly. Therefore, stockholders who do not expect to attend in person are urged to vote by either (a) using the toll-free telephone number shown on your white proxy card, (b) casting your vote electronically at the website listed on your white proxy card, or (c) signing, dating and returning the accompanying white proxy card in the enclosed envelop, which requires no postage if mailed in the United States.


By Order of the Board of Directors


/s/ Kevin Gregory
----------------------------------
Kevin Gregory, Secretary


June 8, 2007
----------------
Date

                                                                      APPENDIX A

           INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION OF
                      PROXIES BY POMEROY IT SOLUTIONS, INC.

         Under applicable SEC rules, members of the Board, and the Board's nominees, including certain officers who are also directors of the Company, are deemed to be "participants" with respect to our solicitation of proxies in connection with the Company's 2007 annual meeting of stockholders. Certain information about the persons who are deemed "participants" is provided below.

DIRECTORS AND NOMINEES

         The name and principal occupations of the Company's director nominees who are deemed participants in the Company's solicitation are set forth under the "Election of Directors" section of this proxy statement. The business address for the Company's directors and director nominees is c/o Pomeroy IT Solutions, Inc., 1220 Petersburg Road, Hebron, Kentucky 41048.

OFFICERS

         Mr. Stephen Pomeroy, our President and Chief Executive Officer, and Mr. Kevin Gregory, our Senior Vice President and Chief Financial Officer, are deemed "participants" in the Company's solicitation of proxies. Both of such persons are also directors and director nominees. Their respective principal occupations are set forth under the "Election of Directors" section of this proxy statement, and the business address for both such persons is c/o Pomeroy IT Solutions, Inc., 1020 Petersburg Road, Hebron, Kentucky 41048.

INFORMATION REGARDING OWNERSHIP OF THE COMPANY'S SECURITIES BY PARTICIPANTS

         Except as described in this Appendix A or proxy statement, none of the person listed above under "Directors and Nominees" and "Officers" owns any Company securities of record which they do not own beneficially. The number of shares of Company common stock held by directors, director nominees and the named executive officers as of the close of business on April 5, 2007 is set forth under the "Stock Ownership" section of this proxy statement.

MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS

         No participant has purchased or sold securities of the Company within the past two years other than transactions under the Company's 401(k) plan, grants and forfeitures of restricted stock and stock options under the Company's equity based compensation plans, as set forth in the proxy statement, or as follows:

     PARTICIPANT           DATE      NO. SHARES   TRANSACTION TYPE
     ----------------   ----------   ----------   ----------------
     Stephen Pomeroy     5/24/2006       22,500       Purchase

     Kevin Gregory      12/29/2006        1,000          *
                         6/30/2006        1,000          *

     Kenneth Waters      6/28/2006          100       Purchase
                         6/28/2005        1,150       Purchase

     *Purchases under Employee Stock Purchase Plan

         No part of the purchase price or market value of any of the shares specified in the "Information Regarding Ownership of Company Securities by Participants" section is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities by such participant.

         Except as described in this proxy statement under the section entitled "Certain Relationship and Related Transactions", neither any participant, nor any of their respective associates or affiliates (including a member of the participant's immediate family, together, the "Participant Affiliates"), is either a party to any transaction or series of transactions since the beginning of fiscal year 2006, or has knowledge of any currently proposed transaction or series of proposed transactions, (1) to which the Company was or is to be a party, (2) in which the amount involved exceeds $120,000, and (3) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest.

         Except as described in this Appendix A or elsewhere in this proxy statement, no participant or Participant Affiliate is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company.

         Except as described in this proxy statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by the Company or any of its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

                                                                      APPENDIX B

                           POMEROY IT SOLUTIONS, INC.

CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

PURPOSE OF COMMITTEE: The purpose of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Pomeroy IT Solutions, Inc. (the "Company") is to review and approve, on behalf of the Board, all forms of compensation to be provided to executive officers and Directors of the Company, to produce an annual report of executive compensation for inclusion in the Company's proxy statement, and to oversee and advise the Board on adoption of policies that govern the Company's compensation programs, including stock and benefit plans. The Committee shall report to the Board on a regular basis and not less than once a year.

COMMITTEE MEMBERSHIP

The Committee shall consist of at least two Directors, all of whom shall be "independent Directors," i.e. those Directors who neither are officers or employees of the Company or its Subsidiaries nor have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director, and who are otherwise "independent" under the rules of the NASDAQ National Market.

Members shall be appointed by the Board after receiving recommendations from the members of the Board so designated, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

COMMITTEE STRUCTURE AND OPERATIONS

The Board shall designate one member of the Committee as its chairperson (the "Chairperson"), with the chairperson to be rotated at least once every two years. The Committee shall meet in person or telephonically at least twice a year at a time and place determined by the Chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or the Chairperson.

COMMITTEE DUTIES AND RESPONSIBILITIES

The following are the duties and responsibilities of the Committee:

         1. Design, evaluation and approve all compensation plans, arrangements, policies and programs for the Company's CEO and executive officers, in consultation with the CEO and management. The forms of compensation to be approved include annual base salary, bonuses, cash incentives, equity compensation, deferred compensation, plans/arrangements, employment agreements, severance arrangements, change in control agreements or provisions, and any other benefits.

         2. Review and approve corporate goals and objectives relative to executive compensation and establish incentive goals for the Company's executive officers.

         3.       Review and monitor executive  performance and  incentive-based
                  compensation,    including   mid-year   review,   and   adjust
                  compensation as appropriate based on performance.

         4. Review competitive practices and trends to determine the adequacy of the executive compensation programs and make any recommendations for change to ensure that the executive compensation programs for the Company's executives are designed to encourage high performance and promote accountability.

         5.       Review and approve the  compensation  plans for the  Company's
                  Directors.

         6. Periodically review and reassess the adequacy of this Charter and make any recommendations for change.

         7.       Produce  an  annual  report  on  executive   compensation  for
                  inclusion in the Company's proxy materials.

         8. Review and monitor management development and succession plans and activities.

         9. To perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time.

DELEGATION TO SUBCOMMITTEE

The Committee may, in its discretion, delegate all or a portion of its authority to a subcommittee of the Committee or one or more designated members of the Committee.

RESOURCES AND AUTHORITY OF THE COMMITTEE

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. With respect to consultants or search firms used to identify director candidates, this authority shall be vested solely in the Committee.

                                                       DETACH PROXY CARD HERE
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                            [X] Please mark vote as in this example

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
THE PROPOSALS LISTED BELOW

1. Election of Directors                                                                                      FOR  AGAINST  ABSTAIN
Nominees: (1) David B. Pomeroy, II, (2) Stephen E. Pomeroy,
          (3) Kevin G. Gregory,  (4) William H. Lomicka,       2. Proposal to ratify  appointment of BDO      [ ]    [ ]      [ ]
          (5) Vincent D. Rinaldi,  (6) Debra E. Tibey,            Seidman, LLP as independent  auditors
          (7) Kenneth R. Waters,  (8) David G. Boucher, and       for the Company's 2007 fiscal year.
          (9) Ronald E. Krieg

For All Nominees  [ ]  Withheld From All Nominees  [ ]

FOR ALL NOMINEES, EXCEPT VOTE WITHHELD FROM THE FOLLOWING
NOMINEE(S):
---------------------------------------------------------


                                                               DATE ________________, 2007


                                                               --------------------------------------------------------------------
                                                               Signature


                                                               --------------------------------------------------------------------
                                                               Signature


                                                               --------------------------------------------------------------------
                                                               Title(s)


                                                               Please sign  exactly as name is printed  hereon.  If shares are held jointly,  each holder should sign. If signing as executor or trustee or in similar fiduciary capacity, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership,  please sign partner's name by authorized person.

                                                               PLEASE  COMPLETE,  SIGN,  DATE AND  RETURN  THIS  WHITE  PROXY  CARD
                                                               PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE PROVIDED.

--------------------------------------------------------------------------------
Pomeroy IT Solutions, Inc.

                           POMEROY IT SOLUTIONS, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 12, 2007

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby constitutes and appoints Stephen Pomeroy and Kevin Gregory, and each of them, true and lawful agents and proxies ("Proxies"), with full power of substitution and revocation in each, to attend the Annual Meeting of Stockholders of Pomeroy IT Solutions, Inc. to be held at 9:00 A.M. local time, on July 12, 2007, at the Cincinnati Airport Marriott, 2395 Progress Drive, Hebron, Kentucky, and any adjournment or postponement thereof, and thereat to vote all shares of common stock, par value $0.01 per share, of the Company, which the undersigned would be entitled to vote if personally present, upon the matters set forth on the reverse side and such other business as may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder and in accordance with the judgment of the Proxies as to other matters. If no direction is made with regard to a certain proposal, such proposal will be voted in the discretion of the Proxies on such other business as may properly come before the meeting or any adjournment thereof. The undersigned hereby revokes any proxy or proxies previously given to vote such shares at said meeting or any adjournments or postponements thereof.

The undersigned hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Stockholders and proxy statement related to the July 12, 2007 Annual Meeting of the Stockholders of Pomeroy IT Solutions, Inc.

             (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE)